Exhibit 10.3

Execution Version

MASTER FRAMEWORK AGREEMENT

This MASTER FRAMEWORK AGREEMENT (this “Framework Agreement”), is made and entered into as of April 14, 2023 (the “Effective Date”), by and among:

(A)
Coöperatieve Rabobank U.A., New York Branch (“Rabobank”), and the other financial institutions listed on the signature pages hereof as “Buyer Funding Parties” (the “Buyer Funding Parties”);
(B)
Rabobank, as repo counterparty (“Buyer”), on behalf of itself and the other Buyer Funding Parties;
(C)
the subsidiaries of Flowers listed on Annex I hereto, as Originators (together with each of the subsidiaries of Flowers that hereafter becomes a party hereto by executing a Joinder Agreement and satisfying the conditions of Section 7.18 hereof, “Originators”); and
(C)
Flowers Foods, Inc., a Georgia corporation (“Flowers”), as repo seller (“Seller”).

Each of Buyer, the Buyer Funding Parties, Originators and Seller may also be referred to herein individually as a “Party”, and collectively as the “Parties”.

RECITALS

WHEREAS, Buyer, on behalf of the Buyer Funding Parties, has agreed to provide Seller with a facility under which Buyer and Seller will enter into certain sale and repurchase agreements with respect to Receivables originated by certain Originators and previously transferred to Seller pursuant to the Receivables Distribution Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants, agreements and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.
Interpretation.
1.1
Definitions. All capitalized terms used in this Framework Agreement (including its recitals, Annexes, Exhibits and Schedules) shall, unless defined herein, have the respective meanings set forth in Schedule 1 hereto or, if not defined therein, in the Master Receivables Financing Agreement.
1.2
Construction.
(a)
The headings, sub-headings and table of contents in this Framework Agreement shall not affect its interpretation. References in this Framework Agreement to Sections, Annexes, Exhibits and Schedules shall, unless the context otherwise requires, be references to Sections of, and Annexes, Exhibits and Schedules to, this Framework Agreement.
(b)
Words denoting the singular number only shall include the plural number also and vice versa; words denoting one gender only shall include the other genders and words denoting persons shall include firms and corporations and vice versa.
(c)
References to a Person are also to its permitted successors or assigns.
(d)
References in this Framework Agreement to any agreement or other document shall be deemed also to refer to such agreement or document as amended or varied or novated from time to time.
(e)
References to an amendment include a supplement, novation, restatement or re-enactment, and “amend” and “amended” (or any of their derivative forms) will be construed accordingly.
(f)
Reference to a time of day is a reference to New York City time.
(g)
“Include”, “includes” and “including” shall be deemed to be followed by the words “without limitation.”
(h)
“Hereof”, “hereto”, “herein” and “hereunder” and words of similar import when used in this Framework Agreement refer to this Framework Agreement as a whole and not to any particular provision of this Framework Agreement.
(i)
References to a “writing” or “written” include any text transmitted or made available on paper or through electronic means.

(j)
References to “$”, U.S. Dollars or otherwise to dollar amounts refer to the lawful currency of the United States.
(k)
References to a law include any amendment or modification to such law and any rules and regulations issued thereunder, whether such amendment or modification is made, or issuance of such rules and regulations occurs, before or after the Effective Date.
2.
Transaction Agreements.
2.1
Agreements to be Executed at the Closing. Concurrently with this Framework Agreement, the Parties intend to execute the following additional agreements (together with this Framework Agreement, each Joinder Agreement entered into subsequent to the Closing, the Existing Control Agreements, each Control Agreement entered into subsequent to the Closing, and each Confirmation entered into during the Facility Term subsequent to the Closing, the “Transaction Agreements”) to which they are party:
(a)
the Master Receivables Financing Agreement;
(b)
the Receivables Distribution Agreement; and
(c)
the Fee Letter.
3.
Closing; Closing Deliverables.
3.1
Closing. Subject to the terms and conditions of this Framework Agreement, the transactions contemplated in this Framework Agreement to occur concurrently with the execution hereof (other than the entry into any Confirmations other than the initial Confirmation) will take place at a closing (the “Closing”) to be held on the Effective Date by the exchange of electronic documentation.
3.2
Originator and Seller Closing Deliverables. On or prior to the Closing, Originators and Seller will deliver, or cause to be delivered, to Buyer and Buyer Funding Parties:
(a)
counterparts to each Transaction Agreement referenced in Section 2.1(a)-(c) executed by each of the parties thereto (other than Buyer and Buyer Funding Parties);
(b)
a certificate of the Secretary or an Assistant Secretary of each Originator and the Seller, dated the Effective Date, certifying as to (i) the incumbency of the officers of such Person executing the Transaction Agreements, (ii) attached copies of such Person’s certificate of formation or incorporation and limited liability company agreement or by-laws; and (iii) copies of all limited liability company or corporate approvals and consents of such Person that are required by it in connection with entering into, and the exercise of its rights and the performance of its obligations under, the Transaction Agreements;

(c)
customary legal opinions, in form and substance satisfactory to Buyer, with respect to Originators and Seller opining on existence, due authorization and execution, absence of conflicts with Organizational Documents and with the Flowers Credit Agreement, binding nature of obligations, enforceability, absence of violations of Law, absence of consents under Law, validity and perfection of security interests and any other matters Buyer may reasonably request;
(d)
results of a UCC lien search with respect to each Originator and Seller;
(e)
fully prepared UCC-1 financing statements reflecting the Security Interests granted by each Originator and Seller under the Transaction Agreements; and
(f)
the Upfront Fee as set forth and defined in the Fee Letter.
3.3
Buyer Closing Deliverables. On or prior to the Closing, each Buyer Funding Party shall deliver to Originators and Seller (i) an executed counterpart to each of the Transaction Agreements (other than any Confirmations other than the initial Confirmation) to which it is a party and (ii) a validly completed and duly executed copy of Internal Revenue Service Form W-9 or W-8ECI evidencing a complete exemption from U.S. federal income tax withholding on payments to be made hereunder (and agrees to promptly update and redeliver such forms upon expiration or invalidity).
3.4
Seller Initial Transaction Deliverables. No later than 11:00 a.m. on the second Business Day prior to the initial Transaction hereunder (unless such initial Transaction is on the Effective Date in which case no later than 11:00 a.m. on the Effective Date), Seller shall deliver to Buyer and each Buyer Funding Party a duly completed Transaction Notice and accompanying draft Confirmation and Portfolio Report for the initial Transaction.
4.
Transactions.
4.1
Requests for Transactions.
(a)
Transaction Notices. Seller may, from time to time during the Facility Term, deliver to Buyer and Buyer Funding Parties a written notice, substantially in the form attached hereto as Exhibit A (a “Transaction Notice”), including a completed draft Confirmation (excluding the applicable Pricing Schedule) and Portfolio Report, requesting that Buyer enter into a Transaction on a proposed Purchase Date; provided, that the proposed Purchase Price for such Transaction may not exceed the Funding Limit as of the applicable Purchase Date; provided, further, if there is any Transaction outstanding at the time a Transaction Notice is delivered, the proposed Purchase Date for the proposed Transaction shall be the Repurchase Date with respect to the outstanding Transaction. Such Transaction Notice shall be delivered to Buyer and Buyer Funding Parties no later than 11:00 am on the date that is two (2) Business Days prior to the proposed Purchase Date for such proposed Transaction.

(b)
Agreement to Enter into Transactions. Following receipt of a duly completed Transaction Notice in accordance with the preceding Section 4.1(a), and subject to the terms and conditions set forth herein and in the other Transaction Agreements, Buyer, on behalf of and for the ratable benefit of the Buyer Funding Parties, agrees to enter into such Transaction with Seller on the applicable Purchase Date, and each Buyer Funding Party agrees to fund its pro rata portion of such Transaction.
(c)
Delivery of Completed Confirmation. Following its receipt of a duly completed Transaction Notice in accordance with the preceding Section 4.1(a), Buyer, on behalf of Buyer Funding Parties, shall, no later than 5:00 p.m. on the date that is two (2) Business Days prior to the proposed Purchase Date with respect to the requested Transaction, deliver to Seller a fully completed form of Confirmation (including the applicable Pricing Schedule) with respect to such proposed Transaction and attaching the related Portfolio Report provided by Seller pursuant to Section 4.1(a) (as such Portfolio Report may have been modified or replaced by Seller or Buyer in accordance with the provisions of this Article IV). Seller shall deliver an executed counterpart of such Confirmation to Buyer no later than 5:00 p.m. on the Business Day immediately preceding the applicable Purchase Date. In the event Buyer determines in good faith that any applicable Funding Conditions are not, or will not be, satisfied as of the proposed Purchase Date (and such Funding Conditions have not been waived by Buyer Funding Parties), Buyer shall promptly notify Seller of the same, and Seller and Buyer, on behalf of Buyer Funding Parties, shall cooperate expeditiously and in good faith to resolve any such matters (to the extent the same are capable of being resolved), including by making any necessary revisions to the form of Confirmation for the proposed Transaction. If, notwithstanding such efforts, the applicable Funding Conditions are not satisfied or waived as of the proposed Purchase Date, then no Transaction shall be entered into on such proposed Purchase Date.
(d)
Confirmation Process. If the applicable Funding Conditions for such Transaction are satisfied or waived as of the applicable Purchase Date, then Buyer, on behalf of and for the ratable benefit of the Buyer Funding Parties, shall enter into the proposed Transaction with Seller on the terms set forth in the form of Confirmation delivered pursuant to Section 4.1(c) (as may be modified in accordance with the provisions of this Article IV) by delivering to Seller on such Purchase Date a final and fully-executed Confirmation evidencing such Transaction in accordance with the Master Receivables Financing Agreement whereupon, in accordance with terms of the Master Receivables Financing Agreement and such Confirmation, Seller will sell and assign, and Buyer, on behalf of and for the ratable benefit of the Buyer Funding Parties, will purchase, the Purchased Securities for such Transaction. The entry into such Transaction and payment of such Funded Purchase Price (if any) shall, subject to satisfaction of the applicable Funding Conditions, occur at or before 2:00 p.m. on the applicable Purchase Date (or such later time on such Purchase Date as Buyer and Seller may agree).

4.2
Funding of Purchase Prices and Closing. Upon entry into the final Confirmation with Seller on such Purchase Date in accordance with Section 4.1(c), and subject to satisfaction of the Funding Conditions, (i) each Buyer Funding Party shall pay its Funding Percentage of the Funded Purchase Price (if any) for such Transaction (subject to any adjustments made pursuant to this Article IV) by wire transfer of immediately available funds to the account of Buyer specified in Schedule 2 and (ii) Buyer shall pay the Funded Purchase Price (if any) for such Transaction (subject to any adjustments made pursuant to this Article IV) in accordance with terms of the Master Receivables Financing Agreement and applicable Confirmation by wire transfer of immediately available funds to the account of Seller specified in Schedule 2.
4.3
Funding Conditions.
(a)
The entry by Buyer, on behalf of Buyer Funding Parties, into any Transaction shall be subject to the satisfaction of the following conditions (in each case, as of the applicable Purchase Date) (together, the “Funding Conditions”):
(i)
with respect to the initial Transaction, each of the items required to be delivered by Originators and Seller in connection with such initial Transaction pursuant to Section 3.4 shall have been delivered in accordance with the terms hereof;
(ii)
all amounts then due and owing by Originators and Seller under the Transaction Agreements shall have been paid in full;
(iii)
the Transaction Notice, including the draft Confirmation and proposed Portfolio Report required to be attached thereto, shall have been delivered to Buyer and Buyer Funding Parties in accordance with Section 4.1(a);
(iv)
Seller shall have delivered to Buyer a duly executed counterpart to the applicable Confirmation;
(v)
each of the representations and warranties of Originators and Seller set forth in the Transaction Agreements (giving effect to the entry into such Transaction) shall be true and correct in all material respects (except (A) that any representation or warranty that is subject to any materiality qualification shall be true and correct in all respects and (B) to the extent that any such representation and warranty specifically refers to an earlier date, such representation and warranty shall be true and correct in all material respects as of such earlier date);
(vi)
the Purchase Price for such Transaction shall be no greater than the aggregate Market Value of the Purchased Securities for such Transaction (as set forth in the Portfolio Report to the Confirmation provided by Seller (as such Portfolio Report may subsequently be revised by Seller in accordance with the terms hereof));
(vii)
the Receivables included as Purchased Securities for such Transaction (as set forth in the Portfolio Report to the Confirmation provided by Seller (as such Portfolio Report may subsequently be revised by Seller in accordance with the terms hereof)) shall be Eligible Receivables;

(viii)
the Purchase Date for such Transaction shall be at least one month prior to the Facility Expiration Date;
(ix)
the payment of the applicable Purchase Price for such Transaction (including any amounts to be paid as the Funded Purchase Price) would not cause the Buyer Balance (after giving effect to such payment) to exceed the Funding Limit;
(x)
Buyer shall have received the full amount of Funded Repurchase Price (if any) due and payable by Seller on such Purchase Date; and
(xi)
no Potential Event of Default or Event of Default shall have occurred and be continuing.
4.4
Funding of Transaction Repurchase Prices. On each Repurchase Date for a Transaction on which the Funded Repurchase Price is payable by Seller pursuant to the Transaction Agreements (including, for the avoidance of doubt, on the Facility Expiration Date), Seller shall fund the Funded Repurchase Price for such Transaction by wire transfer of immediately available funds to the account of Buyer specified in Schedule 2, no later than 11:00 a.m. on such Repurchase Date. Buyer shall promptly after receipt of any Funded Repurchase Price distribute to each Buyer Funding Party its Funding Percentage thereof.
4.5
Seller Delivery of Revised Portfolio Report. Seller may, no later than 5:00 p.m. on the Business Day which is two Business Days immediately preceding the Purchase Date, deliver to Buyer a revised proposed Portfolio Report for such Transaction. Subject to satisfaction of the Funding Conditions (giving effect to such revised Portfolio Report), such revised Portfolio Report shall be attached to the final Confirmation entered into pursuant to Section 4.1(c) evidencing such Transaction; provided, that if the proposed Purchase Price for such Transaction (as otherwise theretofore adjusted in accordance with the terms hereof) exceeds the aggregate Market Value of the Purchased Securities included by Seller in such Transaction, then the Purchase Price for such Transaction shall be reduced in the final form of Confirmation to the extent necessary to satisfy the Funding Condition set forth in Section 4.3(a)(vi) with respect to the Purchased Securities set forth in such revised Portfolio Report.
4.6
Security Interest.
(a)
Security Interest.
(i)
Seller, as security for the payment or performance, as the case may be, in full of the Secured Obligations, hereby grants to Buyer, its successors and assigns, for the benefit of Buyer and Buyer Funding Parties, a Security Interest in, all right, title and interest of Seller in and to, whether now existing or hereafter arising: (i) all Receivables and all proceeds thereof, (ii) all Related Security with respect to such Receivables and all proceeds thereof, (iii) all Related Contract Rights with respect to such Receivables and all proceeds thereof, (iv) each Collection Account, (v) all funds on deposit in each Collection Account and (vi) the Receivables Distribution Agreement (together with the Collateral (as defined in the Master Receivables Financing Agreement), the “Collateral”).

(ii)
Seller hereby irrevocably authorizes Buyer at any time and from time to time to file in any relevant jurisdiction any financing statements with respect to the Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as all Receivables, all Related Security with respect to such Receivables, all Related Contract Rights with respect to such Receivables, each Collection Account and all relevant funds on deposit therein or words of similar effect as being of an equal or lesser scope or with greater detail, and (ii) contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment, including whether Seller is an organization, the type of organization and any organizational identification number issued to Seller. Seller agrees to provide such information to Buyer promptly upon reasonable written request therefor. For the avoidance of doubt, nothing in this Section 4.6(a)(iii) shall require Buyer to file financing statements or amendments thereto.
(iii)
The Security Interest is granted as security only and shall not subject Buyer to, or in any way alter or modify, any obligation or liability of Seller with respect to or arising out of the Collateral.
(b)
Security Interest Absolute. All rights of Buyer hereunder, the grant of a security interest in the Collateral and all obligations of Seller hereunder shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of any of the Transaction Agreements, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any of the Transaction Agreements, or any other agreement or instrument relating to any of the foregoing or (iii) any exchange, release or non-perfection of any Security Interest on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations.
(c)
Buyer Appointed Attorney-in-Fact. Seller hereby appoints Buyer as its attorney-in-fact for the purpose of carrying out the provisions of this Framework Agreement and taking any action and executing any instrument that Buyer may, acting reasonably, deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest; provided, that the foregoing powers shall only be exercisable during the occurrence and continuance of an Event of Default. Without limiting the generality of the foregoing or of Paragraph 11 of the Master Receivables Financing Agreement, Buyer shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in Buyer’s name or in the name of Seller (i) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (ii) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (iii) to sign the name of Seller on any invoice or bill of lading relating to any of the Collateral; (iv) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (v) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; and (vi)

to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Framework Agreement, as fully and completely as though Buyer were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating Buyer to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by Buyer or the entitlement of any party thereto, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. Buyer shall be accountable only for amounts actually received as a result of the exercise of the powers granted to it herein, and neither it nor its officers, directors, employees or agents shall be responsible to Seller for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.
4.7
Unused Fee; Upfront Fee. (a) On each Settlement Date, Seller shall pay to the Buyer, for the ratable benefit of Buyer Funding Parties, an unused fee (the “Unused Fee”) for each day during the period from the preceding Settlement Date to such Settlement Date (each such period, an “Accrual Period”) equal to the product of (x) Unused Fee Rate times (y) the excess, if any, of (i) the Funding Limit over (ii) the daily average Buyer Balance during such Accrual Period. Buyer shall promptly following its receipt thereof pay to each Buyer Funding Party its Funding Percentage of each instalment of the Unused Fee.

(b) On the Effective Date, Seller shall pay to Buyer a fee (the “Upfront Fee”) in the amount set forth in the Fee Letter.

(c) The Upfront Fee and Unused Fees shall be fully earned on the date on which payment thereof is required to be made by Seller and, once paid, shall not be refundable under any circumstances.

4.8
Benchmark Replacement Setting.
(a)
Notwithstanding anything to the contrary herein or in any other Transaction Agreement, upon the occurrence of a Benchmark Transition Event, Buyer and the Seller may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after Buyer has posted such proposed amendment to all affected Buyer Funding Parties and the Seller so long as Buyer has not received, by such time, written notice of objection to such amendment from Buyer Funding Parties comprising the Buyer Funding Parties. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 4.8(a) will occur prior to the applicable Benchmark Transition Start Date.

(b)
In connection with the use, administration, adoption or implementation of a Benchmark Replacement, Buyer will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Agreement, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Agreement. Buyer agrees to provide, promptly following the effectiveness thereof, a copy of any such amendments to Seller and each Buyer Funding Party.
(c)
Buyer will promptly notify Seller of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 4.8(d) and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Buyer pursuant to this Section 4.8, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Agreement, except, in each case, as expressly required pursuant to this Section 4.8.
(d)
Notwithstanding anything to the contrary herein or in any other Transaction Agreement, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Buyer in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then Buyer may modify this Agreement (including the definition of “Transaction Period” or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then Buyer may modify this Agreement (including the definition of “Transaction Period” or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)
Upon Seller’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Seller may revoke any pending Transaction Notice and, failing that, the Seller will be deemed to have converted any Transaction Notice into a request for a Transaction with respect to which the Price Differential is calculated based on the Alternate Base Rate.
(f)
Seller hereby acknowledges and agrees to be bound by the provisions of this Section 4.8 (including, without limitation, the implementation from time to time of any Benchmark Replacement and any Conforming Changes in accordance herewith) and, in furtherance of the forgoing (and without, in any way express or implied, invalidating, impairing or otherwise negatively affecting any obligations heretofore provided) hereby acknowledges and agrees that in connection with and after giving effect to any Conforming Changes: (i) its obligations shall not in any way be novated, discharged or otherwise impaired, and shall continue, be ratified and be affirmed and shall remain in full force in effect, (ii) its grant of a guarantee, pledge, assignment or any other accommodation, lien or security interests in or to its properties relating to this Agreement or any other Transaction Agreement shall continue, be ratified and be affirmed, and shall remain in full force and effect and shall not be novated, discharged or otherwise impaired and (iii) the Transaction Agreements and its obligations thereunder (contingent or otherwise) shall continue, be ratified and be affirmed and shall remain in full force and effect and shall not be novated, discharged or otherwise impaired. From time to time, the Seller shall execute and deliver, or cause to be executed and delivered, such instruments, agreements, certificates or documents, and take all such actions, as Buyer may reasonably request for the purposes implementing or effectuating the provisions of this Section 4.8, or of renewing, continuing, reaffirming or ratifying the rights of Buyer.
(g)
In connection with the use, administration of, or conventions associated with, Term SOFR, Buyer will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Agreement, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Agreement. Buyer will reasonably promptly notify the Seller of the effectiveness of any such Conforming Changes.
5.
Representations and Warranties; Certain Covenants.
5.1
Representations and Warranties of Seller Entities. Each Seller Entity represents to Buyer and each Buyer Funding Party as of the Effective Date and each Purchase Date that:
(a)
Organization; Power. It (i) is a corporation or a limited liability company organized and validly existing and, to the extent applicable, in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be, indicated on Annex I (or set forth in the Joinder Agreement pursuant to which it became a party to this Framework Agreement); (ii) is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified, except to the extent that any failure to be so qualified or in good standing could not reasonably be expected, individually and in the aggregate, to have a Material Adverse Effect; and (iii) has the requisite organizational power and authority and the legal right to own, sell, assign, transfer or encumber and operate its properties, to lease the property it operates under lease, and to conduct its business, in each case, as now, heretofore and proposed to be conducted. It has the requisite organizational power and authority to enter into the Transaction Agreements to which it is a party, to carry out its obligations thereunder, and to consummate the transactions contemplated thereby.
(b)
Authorization; No Conflict. The execution, delivery and performance by it of the Transaction Agreements to which it is or is to be a party and the other documents to be delivered by it thereunder, and the transactions contemplated hereby and thereby, including its use of the proceeds of the sales, transfers and assignments of Receivables hereunder and under the Receivables Distribution Agreement, (i) are within its organizational powers, (ii) have been duly authorized by all necessary or proper corporate, limited liability company or member action, and (iii) do not (A) contravene its articles of incorporation (or comparable charter document), limited liability company agreement or by-laws, as applicable, (B) violate any applicable Law or (C) breach or result in a default under, or result in the acceleration of (or entitle any party to accelerate) the maturity of any of its obligations under, or result in or require the creation of any Lien (other than the Lien in favor of the Buyer pursuant to the Transaction Agreements and, in the case of any Originator, the Lien in favor of the Seller pursuant to the Transaction Agreements) upon any of its property pursuant to the terms of, any indenture, debenture, contract or any other agreement or instrument binding on or affecting it or any of its properties, whether now owned or hereafter acquired, except in each case where such contravention, violation, breach, default, acceleration or Lien could not reasonably be expected to have a Material Adverse Effect.
(c)
Authorizations and Filings. No authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration, notice or filing with or to, any Governmental Authority or any other third party is required for (i) the due execution, delivery or performance by it of this Agreement or any other Transaction Agreement to which it is a party, (ii) (A) its sale, transfer and assignment of Receivables hereunder or any other Transaction Agreement to which it is a party, (B) its grant of the Liens granted by it pursuant to the Transaction Agreements; or (C) the perfection or maintenance of such Liens; or (iii) the exercise by the Seller and Buyer of their respective rights and remedies in respect of such Liens under the Transaction Agreements, except (x) for the filing of financing statements or other notification filings necessary to perfect the transfer of the Receivables to the Seller or the Buyer and other authorizations, consents, approvals, licenses, exemptions, actions, registrations, qualifications, designations, declarations, notices and filings that have been duly obtained, taken, given or made and are in full force and effect, and (y) where the failure to obtain such consent, approval or make such registration or filing could not reasonably be expected to have a Material Adverse Effect.

(d)
Execution and Binding Effect. This Agreement has been, and each other Transaction Agreement to which it is a party when delivered will have been, duly executed and delivered by it. This Agreement is, and the other Transaction Agreements to which it is or will be a party when delivered hereunder will be, its legal, valid and binding obligations enforceable against it in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law).
(e)
Accurate and Complete Disclosure. Each Transaction Notice, financial statement and other report, notice or statement heretofore furnished or to be furnished at any time by it to Buyer or any Buyer Funding Party pursuant to the terms of this Agreement or the other Transaction Agreements is and will be accurate in all material respects as of the date so furnished. All factual information (taken as a whole) furnished by or on behalf of the Seller Entities in writing to Buyer or any Buyer Funding Party (including, without limitation, all factual information contained in the Transaction Agreements) for purposes of or in connection with this Agreement or the other Transaction Agreements or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Seller Entities in writing to Buyer or any Buyer Funding Party will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at the time such information was provided; provided, however, that with respect to projected financial information and information of a general economic or industry specific nature, it represents only that such information has been prepared in good faith based on assumptions reasonably believed by the Seller Entities to be reasonable.
(f)
No Proceedings. There is no pending or, to its knowledge, threatened in writing action or proceeding affecting it before any Governmental Authority that purports to affect the legality, validity or enforceability of any Transaction Agreement or any material amount of the Receivables or that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(g)
Credit and Collection Policy. It has complied with the Credit and Collection Policy in all respects with respect to the Receivables it originated or purchased except where such noncompliance could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and no amendment or other modification to such Credit and Collection Policy has occurred except in compliance with the Transaction Agreements.
(h)
No Defaults. No Potential Event of Default or Event of Default has occurred and is continuing.
(i)
Properties. It has good and valid title to, or valid leasehold interests in, all its material properties and assets, except in each case where the failure to have such good and valid title or such valid leasehold interests could not reasonably be expected to have a Material Adverse Effect.

(j)
Financial Statements. Flowers has heretofore posted on the website of the Securities and Exchange Commission (http://www.sec.gov) the consolidated balance sheet and consolidated statements of income, comprehensive income, stockholders’ equity and cash flows of Flowers and its consolidated subsidiaries as of and for the fiscal year ended January 1, 2023, reported on by PricewaterhouseCoopers LLP, independent public accountants certified by a financial officer of Flowers. All of the foregoing financial statements have been prepared in accordance with GAAP consistently applied (except, in the case of the aforementioned unaudited financial statements, for normal year-end audit adjustments and the absence of footnotes). Since January 1, 2023, there has been no change in the business, assets, operations or financial condition of Flowers and its consolidated subsidiaries taken as a whole has occurred that would constitute a Material Adverse Effect.
(k)
Financial Condition. The transactions under this Agreement and any other Transaction Agreement to which it is a party do not and will not render it not Solvent. It is not subject to any Insolvency Event.
(l)
Margin Regulations. The use of all funds acquired by it under this Framework Agreement will not conflict with or contravene any of Regulations T, U and X of the Board of Governors of the Federal Reserve System, as the same may from time to time be amended, supplemented or otherwise modified.
(m)
Taxes. It has timely filed or caused to be timely filed, on the due dates thereof or within applicable grace periods, with the appropriate taxing authority, all Returns required to be filed by or with respect to the income, properties or operations of such Seller Entity and its Subsidiaries, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect. Each such Seller Entity has paid all Taxes payable by it which have become due, except (i) for such Taxes (A) as are being contested in good faith by appropriate proceedings and (B) against which adequate cash reserves have been established in accordance with generally accepted accounting principles or (ii) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect. There is no action, suit, proceeding, investigation, audit, or claim now pending or threatened in writing by any authority regarding any material Taxes relating to such Seller Entity.
(n)
Employee Benefit Plans. Except to the extent not reasonably expected to have a Material Adverse Effect, such Seller Entity and its ERISA Affiliates have fulfilled their respective obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or any Plan or Multiemployer Plan (other than to make contributions, pay annual PBGC premiums or pay out benefits in the ordinary course of business).

(o)
Compliance with Laws. Subject to specific representations set forth herein regarding tax laws and other Laws, it is in compliance in all material respects with all applicable Laws applicable to it, its business or properties or to the Receivables, Related Security and Collections with respect thereto, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
(p)
Investment Company. It is not an “investment company” or a company “controlled by an investment company” within the meaning of the Investment Company Act of 1940.
(q)
Perfection. The Receivables Distribution Agreement will vest absolutely and unconditionally in Seller, a valid ownership interest in the Receivables purported to be assigned by each Originator thereby, subject to no Liens whatsoever other than the Lien in favor of Buyer pursuant to this Framework Agreement. Upon the filing of the necessary financing statements under the UCC as in effect in the jurisdiction whose Law governs the perfection of the Seller’s ownership or security interests in the conveyed Receivables, in each case to the extent a security interest in such assets can be perfected by filing such financing statement, Seller will have a first priority perfected security interest in and to such Receivables, in each case to the extent a security interest in such assets can be perfected by filing such financing statement.
(r)
Location of Records, etc. As of the date hereof, the offices where it keeps all of its Records relating to the Receivables are listed on Schedule I to the Receivables Distribution Agreement.
(s)
Books and Records. Each Originator has indicated on its books and records (including any computer files) that the Receivables, if any, sold and/or distributed by such Originator under the Receivables Distribution Agreement are the property of Seller.
(t)
Anti-Terrorism Law. (i) Neither it nor any other Seller Entity is in violation of any legal requirement relating to any laws with respect to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing effective September 24, 2001 (the “Executive Order”) and the Patriot Act. Neither it nor any other Seller Entity and, to its knowledge, no agent of any Seller Entity acting on behalf of such Seller Entity, is any of the following:
(1)
a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;
(2)
a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;
(3)
a Person with which Buyer or any Buyer Funding Party is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(4)
a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or
(5)
a Person that is named as a “specially designated national and blocked person” on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list.
(ii)
Neither it nor any other Seller Entity and, to the knowledge of the Seller Entities, no agent of any Seller Entity acting on behalf of any Seller Entity, as the case may be, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of a Person described in clause (1) above, (y) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (z) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.
(u)
Anti-Corruption Laws. Policies and procedures have been implemented and maintained by or on behalf of the Seller Entities that are designed to achieve compliance by the Seller Entities and their respective directors, officers, employees and agents with Anti-Corruption Laws, and, to its knowledge, the Seller Entities and their respective officers, employees, directors and agents acting in any capacity in connection with or directly benefitting from the facility established hereby, are in compliance with Anti-Corruption Laws. None of the Seller Entities has violated, been found in violation of or is under investigation by any governmental authority for possible violation of any Anti-Corruption Laws.
(v)
Use of Proceeds. It shall not, directly or indirectly, use or otherwise make available to its Affiliates or its or their respective directors, officers and employees the proceeds of any Transaction to fund any activities or business of or with any Sanctioned Person, or in any Sanctioned Country, or in any manner that would result in the violation of any Sanctions required to be observed by any party hereto. No part of the proceeds of any Transaction will be used, directly or indirectly, to provide anything of value to any officer or employee of a foreign (non-U.S.) governmental entity or authority, any foreign (non-U.S.) political party, any officer or employee of a foreign (non-U.S.) political party, any candidate for foreign (non-U.S.) political office, any officer or employee of an international organization, and any officer or employee of a foreign (non-U.S.) government or state-owned or controlled entity (collectively referred to as “Foreign Official”), to obtain, retain, or direct business, secure any improper advantage, or influence any act or decision within the scope of that Foreign Official’s lawful duty, in violation of any Anti-Corruption Laws.

(w)
Security Interests; Collection Accounts.
(i)
Seller has good and valid rights in and title to the Collateral with respect to which it has purported to grant a Security Interest hereunder and the Security Interest granted by Seller hereunder constitutes (i) a valid security interest in all the Collateral securing the payment and performance of the Secured Obligations and (ii) subject to the filing of any required financing statements and delivery of any Control Agreements, a first priority, perfected security interest (subject to Permitted Liens).
(ii)
The Collateral is owned free and clear of any Security Interests except for Permitted Liens. Except for the filings made pursuant to this Framework Agreement and the Master Receivables Financing Agreement, Seller has not filed nor consented to the filing of (i) any financing statement or analogous document under the UCC or any other applicable laws covering any Collateral or (ii) any assignment in which Seller assigns any Collateral or any security agreement or similar instrument covering the Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect.
(x)
Flowers Credit Agreement. The Transactions contemplated by the Transaction Agreements are a “Permitted Repurchase Facility” within the meaning of the Flowers Credit Agreement.
(y)
Ownership of Originators. All of the issued and outstanding shares of common stock or membership interests of each of the Originators are owned by Flowers, directly or indirectly through Wholly-Owned Subsidiaries, free and clear of any material Lien (other than Permitted Liens).
(z)
Beneficial Ownership Certification. As of the Effective Date, each Seller Entity is an entity that is organized under the laws of the United States or of any state and at least 51% of whose common stock or analogous equity interest is owned directly or indirectly by a company listed on the New York Stock Exchange or the American Stock Exchange or designated as a NASDAQ National Market Security listed on the NASDAQ stock exchange and is excluded on that basis from the definition of “Legal Entity Customer” as defined in the Beneficial Ownership Regulation.
5.2
Asset Representations and Warranties. Seller represents or covenants, as applicable, to Buyer and each Buyer Funding Party as of each Purchase Date with respect to the Receivables (including the Purchased Securities included in the applicable Transaction entered into on such Purchase Date (or, in the case of Section 5.2(a), with respect to the Portfolio Report for such Transaction)), that:
(a)
Accuracy of Information. The information set forth on the Portfolio Report to the Confirmation for such Transaction is true and correct in all material respects as of the date such Portfolio Report was prepared.
(b)
Eligibility. Each such Purchased Security is an Eligible Receivable.

(c)
Satisfaction of Conditions. All of the applicable Funding Conditions pertaining to such Purchased Securities have been satisfied or waived as of such Purchase Date.
(d)
Ownership. With respect to each Purchased Security, immediately prior to the sale of such Purchased Securities pursuant to the Transaction Agreements, and except to the extent such Purchased Securities are already subject to an outstanding Transaction, Seller is the sole legal and beneficial owner of such Purchased Securities and is entitled to sell and assign and is selling and assigning all such Purchased Security, together with the collections with respect thereto and all Related Security and all Related Contract Rights, to Buyer free from any Security Interest, attachment, encumbrance and instructions to pay to a third party (other than Permitted Liens).
5.3
Certain Covenants. Each Seller Entity covenants with Buyer and each Buyer Funding Party as follows:
(a)
Preservation of Legal Existence. It shall preserve and maintain its legal existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a corporation in each jurisdiction where the failure to preserve and maintain such qualification could reasonably be expected to have Material Adverse Effect.
(b)
Compliance with Laws. It shall comply in all material respects with all Laws applicable to it, its business and properties.
(c)
Enforceability of Obligations. It shall take such actions as are reasonable and within its power to ensure that, with respect to each Receivable, the obligation of any related Obligor to pay the unpaid balance of such Receivable remains legal, valid, binding and enforceable against such Obligor.
(d)
Fulfillment of Obligations. It shall duly observe and perform, or cause to be observed or performed, all material obligations and undertakings on its part to be observed and performed under or in connection with the Receivables, shall duly observe and perform all material provisions, covenants and other promises required to be observed by it under its Receivables, shall do nothing to impair the rights, title and interest of the Seller or Buyer in and to its Receivables and shall pay when due any material sales, excise, stamp or documentary Tax or other similar Tax or charge payable by it in connection with its Receivables and their creation and satisfaction or shall properly contest the payment of any such Tax in good faith and before a court or administrative body of appropriate jurisdiction.
(e)
Exercise of Remedies. It shall use its commercially reasonable efforts to assist and aid Seller and Buyer to obtain as soon as practicable upon the request of Seller or Buyer any necessary approvals or consents of any Governmental Authority or any other Person for the exercise of any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement or the other Transaction Agreements to which such Seller Entity is a party.

(f)
Taxes. It will pay and discharge, or cause to be paid and discharged, all Taxes imposed upon it or upon its income or profits, or upon any properties belonging to it, in each case on a timely basis and prior to the date on which penalties attach thereto and all lawful claims which, if unpaid, might become a Lien or charge upon its properties or assets; provided that no Seller Entity shall be required to pay any such Tax or claim (i) if it is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with generally accepted accounting principles or (ii) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(g)
Performance of Agreements. At its expense, it shall timely and fully (i) perform, or cause to be performed, and comply in all material respects with, or cause to be complied with in all material respects, all provisions, covenants and other promises required to be observed by it under the Contracts related to its Receivables, and timely and fully comply with the Credit and Collection Policy in regard to such Receivables and the related Contracts and (ii) enforce such Related Security in accordance with the Credit and Collection Policy and at any time an Event of Default exists as otherwise reasonably requested by Buyer or any Buyer Funding Party.
(h)
Indemnification. Seller Entities, jointly and severally, agree to indemnify, defend and save harmless each Indemnified Party, other than for the gross negligence, bad faith or willful misconduct of such Indemnified Party and any of its Related Parties, forthwith on demand, from and against any and all losses, claims, damages, liabilities, costs and expenses (including all reasonable attorneys’ fees and expenses, reasonable expenses incurred by its respective credit recovery groups (or any successors thereto) and reasonable expenses of settlement, litigation or preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party by any Person (including any Obligor or any other Person whether on its own behalf or derivatively on behalf of Seller Entities) arising from or incurred in connection with:
(i)
the characterization in any Portfolio Report or other statement made by the Seller Entities of any Receivable as an Eligible Receivable which was not an Eligible Receivable at the time of such characterization;
(ii)
any representation, warranty or statement made or deemed made by a Seller Entity under or in connection with this Framework Agreement or any other Transaction Agreement or any Portfolio Report or other document delivered by the Seller Entities or to be delivered by any Seller Entity in connection herewith or with any other Transaction Agreement being incorrect in any material respect when made or deemed made or delivered;
(iii)
the failure by any Seller Entity to comply in any material respect with any applicable Law with respect to any Receivable or any Related Security with respect thereto;

(iv)
the failure to vest and maintain in Buyer a first priority perfected security interest, in each Purchased Security and all Related Security and Collections with respect thereto, free and clear of any other Lien;
(v)
the failure to have filed, or any delay in filing, financing statements, notices of assignment or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable Laws with respect to any Receivable, the Related Security and Collections with respect thereto in which a security interest is granted or purported to Buyer hereunder, and the proceeds of any thereof, whether at the Effective Date, the time of any purchase or at any subsequent time;
(vi)
any products liability, personal injury or damage, suit or other similar claim arising out of or in connection with merchandise, insurance or services that are subject to any Contract or Receivable;
(vii)
the existence of any Lien other than the Lien in favor of Buyer pursuant hereto against or with respect to any Receivable or the Related Security or Collections with respect thereto;
(viii)
any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor or arising from the financial inability of the Obligor to pay) of any Obligor to the payment of any Receivable (including any defense based on such Receivable not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale or lease of the goods or services related to such Receivable or the furnishing or failure to furnish such goods or services, except to the extent that such dispute, claim, offset or defense results solely from any action or inaction on the part of Buyer;
(ix)
any failure of any Seller Entity to perform its duties or obligations in accordance with the provisions of this Framework Agreement or any other Transaction Agreement or to perform its duties or obligations with respect to any Receivable;
(x)
the commingling of Collections of Receivables at any time with other funds;
(xi)
any action or omission by any Seller Entity reducing or impairing the rights of Buyer or any Buyer Funding Party under this Framework Agreement, any other Transaction Agreement or any other instrument or document furnished pursuant hereto or thereto or with respect to any Receivable;
(xii)
any compromise, rescission, cancellation, adjustment or modification by any Seller Entity (except in accordance with the Credit and Collection Policy or otherwise with the prior written consent of Buyer) of a Receivable or any Related Security, whether by written agreement, verbal agreement, acquiescence or otherwise;

(xiii)
any investigation, litigation or proceeding related to or arising from this Framework Agreement, any other Transaction Agreement or any other instrument or document furnished pursuant hereto or thereto, or any transaction contemplated by this Framework Agreement or the servicing, administering or collecting of any Receivable, insofar as such investigation, litigation or proceeding relates to any Seller Entity or relates to or arises from the servicing, administering or collecting of any Receivable by any Seller Entity (or the failure to do so to the extent required by this Framework Agreement or the other Transaction Agreements); or
(xiv)
any claim brought by any Person other than an Indemnified Party arising from any activity by any Seller Entity in servicing, administering or collecting any Receivable (or the failure to do so to the extent required by this Framework Agreement or the other Transaction Agreements);

provided, that notwithstanding the foregoing, in no event shall the Seller Entities be liable hereunder to any Indemnified Party or any other Person for (A) any special, indirect, consequential or punitive damages, even if the Seller Entities has been advised of the likelihood of such loss or damage and regardless of the form of action or (B) claims to the extent arising from any Indemnified Party’s gross negligence or willful misconduct.

(i)
Administrative and Operating Procedures. It will maintain and implement, or cause to be maintained and implemented, administrative and operating procedures adequate to permit the identification of all Receivables and all Collections and adjustments attributable thereto and shall comply in all material respects with the Credit and Collection Policy in regard to each Receivable.
(j)
Books and Records. It shall maintain and implement administrative and operating procedures (including the ability to recreate, in all material respects, Records evidencing the Receivables in the event of the destruction of the originals thereof), and keep and maintain (or cause the Seller to maintain) all documents, books, records and other information, reasonably necessary or advisable for the collection of all Receivables (including Records adequate to permit the daily identification of each Receivable, the dates which payments are due thereon, Related Security and Collections and adjustments to each existing Receivable). Each Originator shall also maintain a record clearly designating the respective Receivables which are owned by the Seller, and to the extent such Records constitute computer programs and other nonwritten Records, appropriately legend such Records to reflect that the Receivables have been conveyed to the Seller.
(k)
Diligence Audit. From time to time during regular business hours as requested by Buyer upon reasonable prior notice (but no more than once per calendar year so long as no Potential Event of Default or Event of Default shall have occurred and be continuing or unless the results of the immediately prior Diligence Audit were incomplete or not satisfactory to the Buyer or there has been a material change in the servicing software, systems or procedures or in the Credit and Collection Policy of any Seller Entity that would have a material impact on the required Portfolio Report), it shall permit Buyer or its agents or representatives, (A) to examine and make copies of and abstracts from all Records in the possession or under its control or the control of its agents or their respective

Affiliates relating to Receivables and the Related Security and (B) to visit its offices and properties and those of its agents or their respective Affiliates for the purpose of examining such materials described in clause (A) above, and to discuss matters relating to Receivables and the Related Security or its performance hereunder with any of its officers or employees having knowledge of such matters or with its independent public accountants (collectively, a “Diligence Audit”). In connection with a Diligence Audit, any Seller Entity, at its expense, shall permit the Buyer or its agents or representatives (who may also render other services to any Seller Entity or any of their Affiliates), to review Portfolio Reports to verify amounts reported to underlying accounting records. Such review may include analysis procedures and verification of sales, dilution, collections, write-offs, concentrations, and other information included on the Portfolio Reports. Testing may include a review of sample Receivables. Additional testing procedures may be performed to verify the accuracy of information on selected Portfolio Reports. Each Seller Entity agrees to cooperate and provide all requested information necessary to perform such due diligence reviews and/or collateral inspections. Additionally, each Seller Entity shall permit such testing as may be required to ensure that it has adhered to all terms and conditions required under the Transaction Agreements. Notwithstanding the foregoing, after the occurrence and during the continuation of a Potential Event of Default or Event of Default, the Buyer shall be permitted to take the actions described in the preceding sentences of this Section without being subject to the requirement of providing prior notice. Seller shall reimburse the Buyer for all reasonable fees, costs and expenses incurred by it in connection with the foregoing actions promptly upon receipt of a written invoice therefor. In addition, each Seller Entity shall be required to reimburse the Buyer for fees, costs and expenses in connection with an additional Diligence Audit following any material change in the servicing software, systems or procedures or in the Credit and Collection Policy of any Seller Entity.
(l)
No Sales, Liens. No Seller Entity shall sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien, other than the Lien in favor of the Buyer pursuant hereto and Permitted Liens, on any portion of the Collateral. The Seller shall promptly notify the Buyer and each Buyer Funding Party of the existence of any Lien on any portion of the Collateral (other than the Lien in favor of the Buyer and Permitted Liens) and shall defend the right, title and interest of the Buyer in, to and under such Collateral, assets, property or rights, against all claims of third parties.
(m)
No Waivers, Amendments. No Seller Entity shall rescind or cancel any Purchased Security or modify any terms or provisions thereof or grant any credits or adjustments to an Obligor (other than a Purchased Security which has been deemed collected pursuant to Section 2.03 of the Receivables Distribution Agreement or repurchased pursuant to Section 2.04 of the Receivables Distribution Agreement), except in accordance with the Credit and Collection Policy.
(n)
Ordinary Course. Seller Entities shall collect payments due under the Receivables in accordance with the standards that would be employed by the Seller Entities in servicing comparable receivables for their own account and comparable to the Receivables and in accordance with the Credit and Collection Policy.

(o)
Notice of Certain Events. Seller shall provide Buyer and each Buyer Funding Party with prompt written notice after a Responsible Officer of Seller becoming aware of (i) any Potential Event of Default or Event of Default, (ii) the occurrence or existence of any event or circumstance that could reasonably be expected to have a Material Adverse Effect with respect to any Seller Entity, (iii) any change in the information provided in the Beneficial Ownership Certification (or a certification that the Seller Entities qualify for an express exclusion to the “legal entity customer” definition under the Beneficial Ownership Regulation) that would result in a change to the list of beneficial owners identified therein (or, if applicable, the Seller Entities ceasing to fall within an express exclusion to the definition of “legal entity customer” under the Beneficial Ownership Regulation) and/or (iv) any ERISA Event (together with a written statement setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by Flowers).
(p)
Changes in Credit and Collection Procedures. The Seller Entities shall not make, allow or consent to any change in the Credit and Collection Policy, if such change could reasonably be expected to have a Material Adverse Effect; provided, the Seller shall promptly and in no event later than the end of the calendar month in which any Responsible Officer of Seller obtains knowledge of any material change to the Credit and Collection Policy, furnish or cause to be furnished to Buyer and each Buyer Funding Party a copy thereof; provided, further, that on each anniversary of the Effective Date it shall furnish or cause to be furnished to Buyer and each Buyer Funding Party a copy of the Credit and Collection Policy then in effect to the extent there have been any changes from the last time so furnished.
(q)
Information Required by Governmental Authorities. Seller shall provide Buyer and each Buyer Funding Party promptly, from time to time upon request, such information, documents, records or reports relating to the Receivables or Seller Entities as Buyer or any Buyer Funding Party (or its assigns) may be required by a Governmental Authority to obtain (including for purposes of compliance by Buyer or Buyer Funding Party with applicable “know your customer” requirements under the PATRIOT Act, the Beneficial Ownership Regulation or other applicable Anti-Terrorism Laws).
(r)
Accounting. Seller Entities shall comply in all material respects with all required accounting and Tax disclosures related to the Transactions in accordance with GAAP and applicable Law.
(s)
Litigation. Seller shall as soon as possible, and in any event within ten (10) Business Days of its knowledge thereof, it shall give Buyer and each Buyer Funding Party notice of (i) any litigation, action, suit, arbitration or other proceeding by or before any court or other Governmental Authority affecting it or any of its Subsidiaries that could be reasonably be expected to have a Material Adverse Effect, (ii) any litigation, action, suit, arbitration or other proceeding by or before any court or other Governmental Authority relating to the Purchased Securities which, in its reasonable judgment, could reasonably be expected to have a Material Adverse Effect, and (iii) any material adverse development in any such previously disclosed litigation.

(t)
Changes Concerning Seller Entity. No Seller Entity will change its (i) jurisdiction of organization, (ii) name, or (iii) identity or structure (within the meaning of Article 9 of the UCC), unless it shall have notified Buyer of the same and delivered to Buyer all financing statement amendments and other documents necessary to maintain the perfection of the security interests granted by such Seller Entity under the Transaction Agreements in connection with such change or relocation.
(u)
Anti-Corruption Laws. Each Seller Entity agrees that policies and procedures will be maintained and enforced by or on behalf of the Seller Entities that are designed to promote and achieve compliance, by the Seller Entities and their respective directors, officers, employees and agents with Anti-Corruption Laws.
(v)
Reports. Seller shall deliver (or cause to be delivered) to Buyer and each Buyer Funding Party the following:
(i)
within 90 days after the end of each fiscal year of Flowers, the audited consolidated balance sheets and related consolidated statements of income, comprehensive income, shareholders’ equity and cash flows of Flowers and its consolidated subsidiaries as of the end of and for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly the financial condition and results of operations of Flowers and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, provided, that Seller shall be deemed to have delivered the financial statements referred to in this Section 5.3(v)(i) if such financial statements or other information have been posted on the website of the Securities and Exchange Commission (http://www.sec.gov) or on Seller’s own website as previously identified to Buyer and each Buyer Funding Party;
(ii)
within 60 days after the end of each of the first three fiscal quarters of each fiscal year of Flowers, the consolidated balance sheets and related consolidated statements of income, comprehensive income, shareholders’ equity and cash flows of Flowers and its consolidated subsidiaries, in each case, as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year ended with the last day of such quarterly period, setting forth in each case in comparative form the figures for the corresponding period or periods of the previous fiscal year, all certified by a financial officer of Flowers as presenting fairly the financial condition and results of operations of Flowers and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, provided, that Seller shall be deemed to have delivered the financial statements referred to in this Section 5.3(v)(ii) if such financial statements or other information have been posted on the website of the Securities and Exchange Commission (http://www.sec.gov) or on Seller’s own website as previously identified to Buyer and each Buyer Funding Party;

(iii)
Officer’s Certificates. At the time of the delivery of the financial statements provided for in Section 5.3(v)(i) and (ii), a certificate of a Responsible Officer of the Seller in the form of Exhibit J to the Flowers Credit Agreement; provided, at any time Rabobank (or an Affiliate thereof) is a party to the Flowers Credit Agreement, Seller shall be deemed to deliver the certificate referred to in this Section 5.3(v)(iii) at the time such certificate is delivered to Rabobank (or an Affiliate thereof) under the Flowers Credit Agreement.
(iv)
on or prior to the date that is two (2) Business Days prior to any proposed Purchase Date for any proposed Transaction, a Portfolio Report for such Transaction with respect to the Eligible Receivables to be included as Purchased Securities for such Transaction; and
(v)
such other information, documents, records or reports respecting the Receivables and the Related Security or the condition or operations, financial or otherwise, of it as Buyer or any Buyer Funding Party may from time to time reasonably request.
(w)
Further Assurance. Each Seller Entity agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as Buyer may from time to time reasonably request to preserve, protect and perfect the security interests granted by it hereunder and under the other Transaction Agreements and the rights and remedies created hereby, including the payment of any fees and stamp, documentary or similar Taxes required in connection with the execution and delivery of this Framework Agreement, the granting of such security interests and the filing of any financing statements or other documents in connection herewith or therewith. Each Seller Entity shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument pertaining to each Collection Account, all in accordance with the terms and conditions thereof.
(x)
Commingled Accounts. No Seller Entity will permit funds in any Collection Account to be subject to any Lien, attachment or encumbrance (other than Permitted Liens). If, notwithstanding the foregoing, any funds are deposited into any Collection Account that are subject to a Lien, attachment or encumbrance (other than Permitted Liens), the related Originator shall promptly (but in any event within one (1) Business Day after identification and deposit) remove such funds from the Collection Account.
(y)
Consolidations and Mergers. Flowers shall not, and shall not permit any of its Subsidiaries to, consolidate or merge with or into any other Person, except as permitted under Section 10.02 of the Flowers Credit Agreement (as in effect on the Effective Date).

5.4
Collection Accounts.
(a)
Account Arrangements.
(i)
The Collection Accounts established and subject to the Existing Control Agreements are identified as such on Schedule 5 hereto. Prior to the Post-Closing Effective Date, the Seller shall deliver to the Buyer a fully executed Control Agreement with respect to (x) each of the Collection Account that are identified on Schedule 5 as of the date hereof that are not subject to an Existing Control Agreement and (y) each of the Collection Accounts of each New Sales Originator, in form and substance reasonably satisfactory to the Buyer.
(ii)
Each Collection Account is maintained in an Originator’s name. Each Originator hereby (A) agrees that Collections of Receivables in its Collection Accounts are solely the property of the Seller and/or Buyer and subject to a first priority and, after the Post-Closing Effective Date, a perfected security interest granted to Seller pursuant to the Receivables Distribution Agreement and to Buyer pursuant to this Framework Agreement; and (B) agrees that any interest which such Originator may have in the Collections of Receivables in such Collection Account as owner of such Collection Accounts solely as bailee in trust for the Seller, as owner, and/or Buyer, as owner and as secured party, and waives any other right or interest it may have in such Collections, including any right of offset. Each of Seller and Buyer authorizes and instructs each such Originator, as the accountholder of a Collection Account, to enter into a Control Agreement with the bank at which such Collection Account is held. Each such Originator hereby hypothecates to Buyer, and grants to Buyer, a security interest in, all of such Originator’s right, title and interest in and to each such Collection Account and all funds therein (and investments thereof) and all proceeds thereof, as collateral security for the performance by such Originator of all the terms, covenants and agreements on the part of such Originator to be performed under the Transaction Agreements in accordance with the terms thereof, including the punctual payment when due of all obligations of such Originator thereunder, whether for indemnification payments, repurchases of Receivables or otherwise.
(iii)
Except for the Control Agreements, there are no other control agreements or similar instruments, there are no other security agreements or similar instruments, in each case, with respect to any Collection Account.
(b)
Payments to the Collection Accounts. Unless and until the Facility Term has expired and all amounts then owing by Seller Entities under the Transaction Agreements have been paid and full:
(i)
Each Originator shall direct each applicable Obligor to make, and shall use commercially reasonable efforts to ensure that each applicable Obligor continues to make, all payments relating to any Receivables of such Obligor directly into a Collection Account;

(ii)
if any payments by any applicable Obligor in connection with any Receivables are received by any Seller Entity or any Affiliate thereof in any account (other than a Collection Account) or otherwise, such Seller Entity shall cause such payment to be promptly (and, in any event, within two (2) Business Days of such Seller Entity’s discovery of the receipt thereof) deposited into a Collection Account;
(iii)
to the extent any Related Security is not assigned or pledged under any Transaction Agreement due to any contractual restrictions and any Seller Entity or any Affiliate thereof receives any payment thereunder relating to any such Receivable referred to in clause (i) of this Section 5.4(b), such Seller Entity shall cause such payment to be promptly (and, in any event, within two Business Days of receipt and identification thereof) deposited into a Collection Account; and
(iv)
no Seller Entity shall add or terminate any bank as a bank maintaining a Collection Account or any deposit account as a Collection Account, change any instructions given to any bank which in any manner redirects the proceeds of any Collections to any account which is not a Collection Account, which from and after the Post-Closing Effective Date shall be subject to a Control Agreement, or make any change in the instructions to Obligors regarding payments to be made to any Collection Account, unless Buyer shall have received at least 10 days’ prior written notice of such addition, termination or change and shall have received with respect to each new Collection Account, a related Control Agreement executed by each applicable Originator, the related depository institution and the Buyer.

For the avoidance of doubt, the obligations of Seller Entities under this Section 5.4(b) shall be absolute and unconditional, irrespective of any limitation imposed upon Seller Entities or any Affiliates thereof on distributions from any other account into which a payment on such a Receivable is made.

(c)
Distributions from the Collection Accounts. Notwithstanding the provisions of the foregoing Section 5.4(b), so long as no Specified Event of Default has occurred and is continuing, each Seller Entity, shall have the right to withdraw, distribute or otherwise transfer any funds held or received in or paid into a Collection Account to other accounts maintained by such Seller Entity or its Affiliates. If a Specified Event of Default has occurred and is continuing, then (i) at the written direction of the Buyer to the Seller, all such rights of each Seller Entity with respect to each Collection Account shall be suspended and (ii) following Buyer’s delivery of a shifting control notice with respect to the Collection Accounts pursuant to the terms of the related Control Agreement, Buyer shall be entitled to distribute (or instruct the related depositary bank to distribute) funds held in the related Collection Accounts in accordance with, and subject to the terms of, Section 5.5(b) until all amounts then due and payable by all Seller Entities under the Transaction Agreements have been paid in full.

5.5
Remedies.
(a)
Remedies Upon Event of Default. Upon the occurrence and during the continuance of an Event of Default, Seller agrees to deliver each item of Collateral to Buyer on demand, and it is agreed that Buyer shall have the right, with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and, generally, to exercise any and all rights afforded to a secured party under the UCC or other applicable law, including exercising control under any Control Agreement.
(b)
Application of Proceeds. Buyer shall apply the proceeds of any collection or sale of Collateral consisting of cash as follows:
(i)
FIRST, to the payment of all reasonable and documented out-of-pocket costs and expenses incurred by Buyer in connection with such collection or sale;
(ii)
SECOND, to the payment in full of the Secured Obligations; and
(iii)
THIRD, to Seller, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.
6.
Certain Calculations.
6.1
Certain Calculations. Buyer shall calculate the Funded Purchase Price, Funded Repurchase Price, Buyer Balance and all other amounts to be calculated under the Transaction Agreements, as well as any adjustments thereto, which calculations shall be made in a commercially reasonable matter and conclusive absent manifest error. Upon the reasonable request of Seller for any such calculations, Buyer shall promptly provide such calculations to Seller.
7.
Miscellaneous.

Except as otherwise expressly set forth in a Transaction Agreement, the following will apply to all Transaction Agreements:

7.1
Further Assurances. Each Seller Entity agrees that from time to time it will promptly execute and deliver such other documents and instruments and take all further action that Buyer or any Buyer Funding Party may reasonably request, to carry out the purpose and intent of the Transaction Agreements, including in order to perfect, protect or more fully evidence Buyer’s interest in the Collateral and any proceeds thereof.

7.2
Expenses. Each Seller Entity shall, on demand, pay all reasonably incurred costs, liabilities, losses, damages and expenses (including reasonable and documented legal fees and expenses of one outside counsel of Buyer (but excluding the allocated costs of in-house counsel)) incurred or suffered by Buyer in connection with (w) the negotiation, preparation, execution and delivery of this Framework Agreement, the other Transaction Agreements and any related documents, (x) the consummation of the transactions contemplated hereby or thereby, (y) the occurrence of an Event of Default or the exercise of any remedies under the Transaction Agreements in connection therewith and (z) the annual audits (if any) conducted by Buyer in connection with the Transaction Agreements pursuant to Section 5.3(k).
7.3
Entire Agreement. This Framework Agreement, together with the other Transaction Agreements, constitutes the entire agreement between the Parties and supersedes all prior oral and written negotiations, communications, discussions, and correspondence pertaining to the subject matter of the Transaction Agreements.
7.4
Order of Precedence. If there is a conflict between this Framework Agreement and any other Transaction Agreement, this Framework Agreement will control unless the conflicting provision of the other Transaction Agreement specifically references the provision of this Framework Agreement to be superseded.
7.5
Amendments and Waivers. No amendment, supplement, modification or waiver of any provision of this Framework Agreement or any other Transaction Agreement, and no consent to any departure by any Seller Entity, shall be effective unless in writing signed by Buyer and the Required Buyer Funding Parties and Seller, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Notwithstanding the foregoing, without the consent of each Buyer Funding Party that would be affected thereby, no amendment, modification, supplement, waiver or consent shall be effective if the effect thereof would (i) waive, reduce or postpone any scheduled payment to such Buyer Funding Party; (ii) reduce the Pricing Rate on any portion of any Repurchase Price or any fee payable hereunder; (iii) extend the time for payment of any Repurchase Price; (iv) reduce the Buyer Balance; (v) reduce the percentage contained in the definition of “Required Funding Parties;” (vi) increase the Buyer Funding Limit of a Buyer Funding Party; extend the Scheduled Facility Expiration Date; or change the definition of Eligible Receivable; (vii) release all or any material portion of the Collateral (except as expressly provided herein); (viii) change the pro rata sharing of payments for the account of the Buyer Funding Parties or the pro rata sharing of funding commitments required hereby; (ix) consent to or permit the assignment or transfer by the Seller of its rights or obligations under this Framework Agreement; or (x) change this Section 7.5.
7.6
Binding Effect. The Transaction Agreements will be binding upon and inure to the benefit of the Parties and their respective heirs, legal representatives, successors, and permitted assigns.

7.7
Assignment. Except as provided in this Framework Agreement or any other Transaction Agreement, neither this Framework Agreement nor any other Transaction Agreement, respectively, may be assigned or otherwise transferred, nor may any right or obligation hereunder or under another Transaction Agreement be assigned or transferred by any Party without the consent of the other Parties; provided that each of Buyer and the Buyer Funding Parties may transfer or assign any or all of the Transaction Agreements and its rights and obligations thereunder at any time during which a Specified Event of Default has occurred and is continuing; provided further, that each Buyer Funding Party may assign, in whole or in part, its interests, rights and obligations hereunder and under the other Transaction Agreements to any other Buyer Funding Party or any Affiliate of a Buyer Funding Party, and provided further, that any assignee of, participant in or other transferee of any of the rights or obligations of Buyer or a Buyer Funding Party under this Framework Agreement or any other Transaction Agreement shall deliver to the Seller, at the time it becomes an assignee, participant or other transferee and at the other time or times reasonably requested by the Seller, a validly completed Internal Revenue Service Form W-9 or W-8ECI permitting payments under this Framework Agreement or any other Transaction Agreement to be made without deduction or withholding for Taxes. Any permitted assignee shall assume all obligations of its assignor under this Framework Agreement. This Framework Agreement is binding upon the permitted successors and assigns of the Parties. Any attempted assignment not in accordance with this Section 7.7 shall be void.
7.8
Notices. All notices, requests, demands, directions and other communications (collectively “notices”) under the provisions of this Framework Agreement shall be in writing (including facsimile or electronic communication) unless otherwise expressly permitted hereunder and shall be sent by first-class mail, first-class express mail or courier, or by facsimile or electronic communication, in all cases with charges prepaid. Any such properly given notice shall be effective when received. All notices shall be sent to the applicable party at the office set forth below or in accordance with the last unrevoked written direction from such party to the other parties hereto.

If to Buyer or Rabobank:

Coöperatieve Rabobank U.A., New York Branch

245 Park Avenue

New York, New York 10167

Attention: Thomas McNamara

E-Mail: TMTeam@rabobank.com

With copy to:

Coöperatieve Rabobank U.A., New York Branch

245 Park Avenue

New York, New York 10167

Attention: SecMo

E-Mail: SecMo@rabobank.com

If to Seller or any Originator:

Flowers Foods, Inc.

1919 Flowers Circle

Thomasville, GA 31757

Attention: Mr. R. Steve Kinsey

E-mail: steve.kinsey@flocorp.com

With a copy to:

Flowers Foods, Inc.

1919 Flowers Circle

Thomasville, GA 31757

Attention: James Thomas Rieck

Telecopy: 229-225-5439

Telephone: 229-227-2253

E-mail: jt.rieck@flocorp.com

7.9
GOVERNING LAW. THIS FRAMEWORK AGREEMENT AND EACH OTHER TRANSACTION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
7.10
Jurisdiction. Each Party hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Framework Agreement and any other Transaction Agreement, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The Parties hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
7.11
WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS FRAMEWORK AGREEMENT OR ANY OF THE OTHER TRANSACTION AGREEMENTS OR THE ACTIONS OF BUYER OR BUYER FUNDING PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF.

7.12
Severability. The provisions of this Framework Agreement and each other Transaction Agreement are intended to be severable. If any provision of this Framework Agreement or any other Transaction Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions hereof in any jurisdiction.
7.13
Termination; Survival.
(a)
This Agreement, the Security Interests and all other security interests granted hereby and the appointment of Buyer contemplated by Section 4.6(c) shall terminate on such date following the Facility Expiration Date when all the Secured Obligations have been paid in full; provided that, notwithstanding the foregoing, the provisions of Section 5.3(h) shall survive any termination or expiration of this Framework Agreement and any of the other Transaction Agreements.
(b)
In connection with any termination pursuant to this Section 7.13, Buyer shall execute and deliver to Seller Entities, at Seller Entities’ expense, all documents that Seller shall reasonably request to evidence such termination or release and shall return any Collateral remaining in its possession to Seller.
7.14
Counterparts. Each Transaction Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when executed and delivered, shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same agreement. Delivery of an executed signature page to any Transaction Agreement by facsimile transmission or other electronic image scan transmission shall be as effective as delivery of a manually signed counterpart of such Transaction Agreement. The words “execution,” “signed,” “signature,” and words of like import in this Framework Agreement or any Transaction Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Buyer to accept electronic signatures in any form or format without its prior consent.
7.15
Right of Setoff. If an Event of Default shall have occurred and be continuing, Buyer and each Buyer Funding Party is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off any obligations at any time owing by Buyer or such Buyer Funding Party to or for the credit or the account of any Seller Entity against any and all of the obligations of such Seller Entity, now or hereafter existing under this Framework Agreement or any other Transaction Agreement to Buyer or such Buyer Funding Party, irrespective of whether or not Buyer or such Buyer Funding Party shall have made any demand under this Framework Agreement or any other

Transaction Agreement and although such obligations of such Seller Entity may be contingent or unmatured. The rights of Buyer and each Buyer Funding Party under this Section 7.15 are in addition to other rights and remedies (including other rights of setoff) that Buyer or such Buyer Funding Party may have. Buyer and each Buyer Funding Party agrees to notify any affected Seller Entity promptly after any such setoff and application; provided, that the failure to give such notice shall not affect the validity of such setoff and application.
7.16
USA Patriot Act. Buyer and each Buyer Funding Party hereby notifies Seller and Originators that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “PATRIOT Act”), it may be required to obtain, verify and record information that identifies Seller and each Originator, which information includes the name, address, tax identification number and other information regarding such Person, that will allow it to identify such Person in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act. Each Seller Entity agrees to provide Buyer and each Buyer Funding Party, from time to time, with all documentation and other information required by bank regulatory authorities under “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.
7.17
Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Transaction Agreement or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Transaction Agreement, to the extent such liability is unsecured, may be subject to the Write-down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)
the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)
the effects of any Bail-In Action on any such liability, including, if applicable:
i.
a reduction in full or in part or cancellation of any such liability;

ii.
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Agreement; or

iii.
the variation of the terms of such liability in connection with the exercise of the Write-down and Conversion Powers of the applicable Resolution Authority.

7.18
Addition of New Originators. From time to time upon not less than 10 days’ prior written notice to Buyer and each Buyer Funding Party (or such shorter period of time as Buyer may agree upon), Seller may propose that one or more of the direct or indirect, existing or hereafter acquired, wholly-owned subsidiaries of Flowers become an Originator hereunder and a “Seller” under the Receivables Distribution Agreement. No such addition shall become effective (a) without the written consent of the Buyer and each Buyer Funding Party but may become effective prior to such 10th day if such written consent is given more promptly, and (b) unless all the following conditions precedent to such addition are satisfied prior to such date:
(a)
each new Originator will execute a Joinder Agreement;
(b)
each new Originator and the related depositary bank shall deliver to Buyer satisfactory Control Agreements with respect to any Collection Accounts of the new Originator;
(c)
each new Originator will deliver to Buyer (i) a legal existence and good standing certificate from the jurisdiction of its organization, (ii) a copy of its certificate of incorporation or formation certified by the secretary of state of the jurisdiction of its organization, and (iii) a secretary’s certificate from such new Originator’s certifying (A) no amendments to the certificate delivered pursuant to clause (ii) since the certified copy thereof, (B) a copy of the related bylaws, operating agreement or similar organizational document of such new Originator, (C) a copy of the resolutions of the board of directors or managers or similar governing body of such new Originator authorizing the execution, delivery and performance of the transaction documents to which such new Originator is a party and (D) the names and true signatures of the officers authorized to sign the transaction documents on behalf of such new Originator;
(d)
each new Originator will deliver UCC lien search reports in respect of filings made against such new Originator satisfactory to the Buyer;
(e)
each new Originator will deliver a UCC-1 financing statement naming such new Originator, as debtor/Originator, and the Buyer, as secured party/buyer, filed with the Secretary of State of the jurisdiction where such new Originator is organized;
(f)
each new Originator will deliver an opinion of counsel to such new Originator (which may be from in-house counsel of Flowers) reasonably satisfactory to Buyer relating to (i) corporate matters relating to such new Originator, (ii) the due authorization, execution and delivery of the transaction documents by such new Originator, (iii) the legality, validity and enforceability of transaction documents to which the new Originator is a party, (iv) absence of required consents, approvals, filings or registrations of or with governmental authorities, (v) execution and delivery of the transaction documents does not violate, and no such execution and delivery of transaction documents gives rise to liens under, applicable laws, material agreements or organizational documents, (vi) Investment Company Act matters and (vii) creation and perfection of Buyer’s interest in Receivables and related assets of such new Originator; and

(g)
each new Originator will deliver information reasonably satisfactory to Buyer and each Buyer Funding Party in response to its legal and business diligence requests.
7.19
Exclusion of Originators. Seller may designate any Originator as an “Excluded Originator” in connection with the sale or other disposition of such Originator by Flowers or its Subsidiaries or the transition of the origination of Receivables being originated by such Originator to a different Originator or if such Originator is no longer originating Receivables by written notice to Buyer and each Buyer Funding Party, specifying the effective date, which shall be a Repurchase Date if a Transaction is outstanding, of such designation (the “Exclusion Effective Date” for such Excluded Originator) if no Event of Default or Potential Event of Default has occurred and is continuing or would occur as a result of such designation. The representations, covenants and provisions of this Agreement applicable to an Originator shall no longer be applicable to an Excluded Originator after the Exclusion Effective Date for such Excluded Originator, and such Excluded Originator shall cease to be a party hereto. The parties hereto shall work together in good faith to effectuate any actions as may be appropriate in connection with the designation of an Originator as an Excluded Originator.
7.20
Confidentiality. Each Seller Entity, Buyer and each Buyer Funding Party shall keep all non-public information obtained pursuant to (i) this Framework Agreement and each other Transaction Agreement and (ii) the transactions contemplated hereby or thereby or effected in connection herewith or therewith (“Confidential Information”) confidential and will not disclose such information to any third party; provided the Transaction Agreements (other than the Fee Letter) may be disclosed by Flowers pursuant to applicable law (including SEC requirements). However, each party may disclose Confidential Information (a) reasonably required by a bona fide permitted assignee, provided, that any such assignee to whom such disclosure is made shall have agreed to abide by the confidentiality provisions of this Section 7.20, (b) to its affiliates, officers, directors, employees, attorneys, accountants, agents and professional advisers engaged in the transactions contemplated by this Framework Agreement and the other Transaction Agreements who are bound by a duty of confidentiality (including by means of applicable policies of the relevant party), (c) to any other person with the prior written consent of the party from whom such Confidential Information was obtained, (d) to the extent necessary in connection with the exercise of any remedies hereunder or under any other Transaction Agreement or any action or proceeding relating to this Agreement or any other Transaction Agreements or the enforcement of rights hereunder or thereunder, (e) as may be required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, and (f) to parties to whom disclosure of Confidential Information is required by any other applicable Law, subpoena, court order or other legal process or requested by any governmental agency or other regulatory authority (including any self-regulatory organization asserting jurisdiction over the applicable party or its affiliates); provided that (in the case of any disclosure under foregoing clause (e) or (f)) the disclosing party will, to the extent permitted by applicable Law, give reasonable notice of such disclosure requirement to the party from whom such Confidential Information was obtained prior to disclosure of the Confidential Information, and will disclose only that portion of the Confidential

Information that is necessary to comply with such requirement in a manner reasonably designed to maintain the confidentiality thereof; and provided further that no such notice shall be required for any disclosure by Buyer or Buyer Funding Party to regulatory authorities with appropriate jurisdiction in connection with an examination of Buyer or Buyer Funding Party in the normal course. Each such party agrees that any Confidential Information shall be used only in connection with this Framework Agreement and the transactions contemplated hereby and not for any other purpose. Confidential Information shall not include information that:
(i)
was known to the recipient party previous to its receipt of the relevant Confidential Information;
(ii)
is, or becomes, readily available to the public other than through a breach by a recipient party or any Person to whom Confidential Information has been disclosed by a recipient party of the obligations set forth herein or a duty of confidentiality owed by such Person;
(iii)
has been, or is later, disclosed to the recipient party by a third party not known to the recipient party to be bound by any confidentiality agreement; or
(iv)
was independently developed by the recipient party, either before or after the Effective Date, without using any of the Confidential Information.

The Seller Entities each acknowledges and agrees that Buyer may share information on matters relating to the Seller Entities or the transactions contemplated by this Framework Agreement and the other Transaction Agreements with its affiliates and subsidiaries, and that such affiliates and subsidiaries may likewise share information relating to the Seller Entities or such transactions with Buyer. The Seller Entities each hereby authorize Buyer and its affiliates to disclose the existence and principal terms of this Framework Agreement and the other Transaction Agreements (other than the Fee Letter) (including the names and respective roles of the Seller Entities and Buyer in connection therewith) for the purpose of conducting and marketing their businesses.

7.21
Tax Treatment. Buyer, each Buyer Funding Party and each Seller Party will treat the Transactions effected by the Transaction Agreements for U.S. federal and state income tax purposes as loans by Buyer and each Buyer Funding Party secured by the applicable Collateral, and agree to prepare their U.S. federal and state income tax returns, if required, in a manner consistent with the foregoing, unless otherwise required by applicable law.

7.22
Register. Buyer, acting solely for this purpose as a non-fiduciary agent of Seller (and such agency being solely for tax purposes), shall maintain at its office a copy of each assignment or participation of its rights hereunder and a register for the recordation of the names and addresses of the Persons that become privy to those rights hereto and, with respect to each such Person, the aggregate assigned Purchase Price and applicable Price Differential and Pricing Rate (the “Register”). The Parties shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Buyer for all purposes of this Agreement. The Register shall be available for inspection by the Parties at any reasonable time and from time to time upon reasonable prior notice.
7.23
Buyer as Agent.
(a)
Appointment. Each Buyer Funding Party hereby irrevocably appoints Coöperatieve Rabobank, U.A., New York Branch, to act as its agent with respect to the Transactions and the Transaction Agreements and authorizes Rabobank as Buyer to take such action as agent on its behalf and to exercise such powers as are delegated to Buyer by the terms thereof, together with such powers as are reasonably incidental thereto. It is understood and agreed that the use of the term “agent” herein with reference to Buyer is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties. Rabobank shall have the same rights and powers in its capacity as a Buyer Funding Party as any other Buyer Funding Party and may exercise the same as though it were not Buyer, and Rabobank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Seller Entity or Obligor, any of their respective Affiliates and any Person who may do business with or own securities of any Seller Entity or Obligor or any of their respective Affiliates as if it were not Buyer and without any duty to account therefor to the Buyer Funding Parties.
(b)
Immunities and Limitations on Duties. Buyer shall not have any duties or obligations except those expressly set forth in the Transaction Agreements. Without limiting the generality of the foregoing, (i) Buyer shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing, (ii) Buyer shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that Buyer is instructed in writing to exercise by the Required Buyer Funding Parties or such other number or percentage of the Buyer Funding Parties as shall be necessary under the circumstances as provided in Section 7.5, or in any case such other number or percentage of the Buyer Funding Parties as Buyer shall believe in good faith to be necessary under the applicable Transaction Agreement and (iii) except as expressly set forth in the Transaction Agreements, Buyer shall not have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to a Seller Entity or its Affiliates that is communicated to or obtained by the institution serving as Buyer or any of its Affiliates in any capacity.

(c)
Reliance on Third Parties. Buyer shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) reasonably believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person (whether or not such Person in fact meets the requirements set forth in the Transaction Agreements for being the signatory, sender or authenticator thereof). Buyer also may rely upon any statement made to it orally or by telephone and reasonably believed by it to be made by the proper Person (whether or not such Person in fact meets the requirements set forth in the Transaction Agreements for being the signatory, sender or authenticator thereof), and shall not incur any liability for relying thereon. Buyer also may consult with legal counsel (who may be counsel for a Seller Entity), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
(d)
Independent Credit Decisions. Each Buyer Funding Party acknowledges that it has, independently and without reliance upon Buyer or any other Buyer Funding Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Framework Agreement. Each Buyer Funding Party also acknowledges that it will, independently and without reliance upon Buyer or any other Buyer Funding Party and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Framework Agreement or any other Transaction Agreement, any related agreement or any document furnished hereunder or thereunder.
(e)
Indemnification. (a) Each Buyer Funding Party (proportionately in accordance with its respective Funding Percentage) severally agrees to indemnify Buyer (to the extent not reimbursed by the Seller Entities), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Buyer in any way relating to or arising out of this Framework Agreement or any action taken or omitted by the Buyer under this Framework Agreement or any other Transaction Agreement; provided that (i) no Buyer Funding Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting or arising from Buyer’s gross negligence or willful misconduct to the extent such gross negligence or willful misconduct is determined by a court of competent jurisdiction in a final and non-appealable decision, and (ii) no Buyer Funding Party shall be liable for any amount in respect of any compromise or settlement or any of the foregoing unless such compromise or settlement is approved by the Required Buyer Funding Parties. Without limitation of the generality of the foregoing, each Buyer Funding Party (proportionately in accordance with its respective Funding Percentage) agrees to reimburse Buyer, promptly upon demand, for any reasonable expenses (including reasonable counsel fees) incurred by Buyer in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Framework Agreement or any other Transaction Agreement; provided that no

Buyer Funding Party shall be responsible for the costs and expenses of Buyer in defending itself against any claim alleging the gross negligence or willful misconduct of Buyer to the extent such gross negligence or willful misconduct is determined by a court of competent jurisdiction in a final and non-appealable decision.
(f)
Satisfaction of Certain Conditions. Each Buyer Funding Party, by delivering its signature page to this Framework Agreement and, if applicable, funding its initial Transaction on the Effective Date, or delivering its signature page to an assignment pursuant to which it shall become a Buyer Funding Party hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Transaction Agreement and each other document required to be delivered to, or be approved by or satisfactory to, Buyer or the Buyer Funding Parties on the Effective Date.
(g)
Exclusive Benefit. The provisions of this Section 7.23 are solely for the benefit of Buyer and the Buyer Funding Parties, and none of the Seller Entities shall have any rights as a third party beneficiary of any such provisions.

[SIGNATURE PAGES FOLLOW]

Buyer:

Coöperatieve Rabobank U.A., New York Branch

By:	/s/ Jinyang Wang
Name:	Jinyang Wang
Title:	Executive Director

By:	/s/ Erin M. Scott
Name:	Erin M. Scott
Title:	Executive Director

Seller:

Flowers Foods, Inc.

By:	/s/ R. Steve Kinsey
Name:	R. Steve Kinsey
Title:	Chief Financial Officer and Chief Accounting Officer

Originators:

Mesa Organic Baking Co., Inc.	Tuscaloosa Organic Baking Co., LLC
C&G Holdings Inc.	Flowers Baking Co. of Villa Rica, LLC
Dave’s Killer Bread, Inc.	Flowers Foods Specialty Group, LLC
Derst Baking Company, LLC	Flowers Specialty Snack Sales, Inc.
Flowers Baking Co. of Bardstown, LLC	Franklin Baking Company, LLC
Flowers Baking Co. of Batesville, LLC	Holsum Bakery, Inc.
Flowers Baking Co. of Baton Rouge, LLC	Lepage Bakeries Park Street, LLC
Flowers Baking Co. of Birmingham, LLC	Lepage Bakeries Brattleboro, LLC
Flowers Baking Co. of Bradenton, LLC	Flowers Baking Co. of Lakeland, Inc.
Flowers Baking Co. of California, LLC	Tasty Baking Company
Flowers Baking Co. of Denton, LLC	Flowers Bakeries Sales of Alabama, LLC
Flowers Baking Co. of Denver, LLC	Flowers Bakeries Sales of Desert Southwest, LLC
Flowers Baking Co. of El Paso, LLC	Flowers Bakeries Sales of Florida, LLC
Flowers Baking Co. of Florida, LLC	Flowers Bakeries Sales of Georgia, LLC
Flowers Baking Co. of Henderson, LLC	Flowers Bakeries Sales of Louisiana, LLC
Flowers Baking Co. of Houston, LLC	Flowers Bakeries Sales of Mid Atlantic, LLC
Flowers Baking Co. of Jacksonville, LLC	Flowers Bakeries Sales of Midwest, LLC
Flowers Baking Co. of Jamestown, LLC	Flowers Bakeries Sales of NE Metro North, LLC
Flowers Baking Co. of Lafayette, LLC	Flowers Bakeries Sales of NE Metro South, LLC
Flowers Baking Co. of Lenexa, LLC	Flowers Bakeries Sales of New England, LLC
Lynchburg Organic Baking Co., LLC	Flowers Bakeries Sales of NorCal, LLC
Flowers Baking Co. of Miami, LLC	Flowers Bakeries Sales of North Texas, LLC
Flowers Baking Co. of Modesto, LLC	Flowers Bakeries Sales of SoCal, LLC
Flowers Baking Co. of Morristown, LLC	Flowers Bakeries Sales of South Texas, LLC

Flowers Baking Co. of New Orleans, LLC	Flowers Bakeries Sales of Tennessee, LLC
Flowers Baking Co. of Norfolk, LLC	Tasty Baking Sales, LLC
Flowers Baking Co. of Ohio, LLC	Flowers Bakeries Sales, LLC
Flowers Baking Co. of Oxford, Inc.	Holsum Holdings, LLC
Flowers Baking Co. of Portland, LLC	DKB Organic Bakeries, LLC
Flowers Baking Co. of San Antonio, LLC	Flowers Baking Co. of Tyler, LLC
Flowers Baking Co. of Texas, LLC	Flowers Bakeries Sales of Utah, LLC
Flowers Baking Co. of Thomasville, LLC

By:
/s/ J.T. Rieck
Name: J.T. Rieck
Title: Secretary and Treasurer

Flowers Bakeries, LLC

By:
/s/ J.T. Rieck
Name: J.T. Rieck
Title: Treasurer

ANNEX I

ORIGINATORS

Mesa Organic Baking Co., Inc.	Tuscaloosa Organic Baking Co., LLC
C&G Holdings Inc.	Flowers Baking Co. of Villa Rica, LLC
Dave’s Killer Bread, Inc.	Flowers Foods Specialty Group, LLC
Derst Baking Company, LLC	Flowers Specialty Snack Sales, Inc.
Flowers Baking Co. of Bardstown, LLC	Franklin Baking Company, LLC
Flowers Baking Co. of Batesville, LLC	Holsum Bakery, Inc.
Flowers Baking Co. of Baton Rouge, LLC	Lepage Bakeries Park Street, LLC
Flowers Baking Co. of Birmingham, LLC	Lepage Bakeries Brattleboro, LLC
Flowers Baking Co. of Bradenton, LLC	Flowers Baking Co. of Lakeland, Inc.
Flowers Baking Co. of California, LLC	Tasty Baking Company
Flowers Baking Co. of Denton, LLC	Flowers Bakeries Sales of Alabama, LLC
Flowers Baking Co. of Denver, LLC	Flowers Bakeries Sales of Desert Southwest, LLC
Flowers Baking Co. of El Paso, LLC	Flowers Bakeries Sales of Florida, LLC
Flowers Baking Co. of Florida, LLC	Flowers Bakeries Sales of Georgia, LLC
Flowers Baking Co. of Henderson, LLC	Flowers Bakeries Sales of Louisiana, LLC
Flowers Baking Co. of Houston, LLC	Flowers Bakeries Sales of Mid Atlantic, LLC
Flowers Baking Co. of Jacksonville, LLC	Flowers Bakeries Sales of Midwest, LLC
Flowers Baking Co. of Jamestown, LLC	Flowers Bakeries Sales of NE Metro North, LLC
Flowers Baking Co. of Lafayette, LLC	Flowers Bakeries Sales of NE Metro South, LLC
Flowers Baking Co. of Lenexa, LLC	Flowers Bakeries Sales of New England, LLC
Lynchburg Organic Baking Co., LLC	Flowers Bakeries Sales of NorCal, LLC
Flowers Baking Co. of Miami, LLC	Flowers Bakeries Sales of North Texas, LLC
Flowers Baking Co. of Modesto, LLC	Flowers Bakeries Sales of SoCal, LLC
Flowers Baking Co. of Morristown, LLC	Flowers Bakeries Sales of South Texas, LLC
Flowers Baking Co. of New Orleans, LLC	Flowers Bakeries Sales of Tennessee, LLC
Flowers Baking Co. of Norfolk, LLC	Tasty Baking Sales, LLC
Flowers Baking Co. of Ohio, LLC	Flowers Bakeries Sales, LLC
Flowers Baking Co. of Oxford, Inc.	Holsum Holdings, LLC
Flowers Baking Co. of Portland, LLC	DKB Organic Bakeries, LLC
Flowers Baking Co. of San Antonio, LLC	Flowers Baking Co. of Tyler, LLC
Flowers Baking Co. of Texas, LLC	Flowers Bakeries, LLC
Flowers Baking Co. of Thomasville, LLC	Flowers Bakeries Sales of Utah, LLC

Annex I to Master Framework Agreement

SCHEDULE 1

DEFINITIONS

As used in the Transaction Agreements, the following terms have the following meanings unless otherwise defined in any Transaction Agreement:

“Accrual Period” has the meaning specified in Section 4.7.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Affiliated Obligor” means any Obligor that is an Affiliate of another Obligor.

“Alternate Base Rate” means, as of any date of determination, a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the greater of:

(a) the rate of interest announced by Rabobank in New York, New York, from time to time, as Rabobank’s base rate; and

(b) one percent (1.00%) per annum above the Federal Funds Rate.

If for any reason Buyer has determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, including the inability of Buyer to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in Rabobank’s base rate or the Federal Funds Rate shall be effective on the effective date of such change in such base rate or the Federal Funds Rate, respectively.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Seller Entity concerning or relating to bribery or corruption, including, without limitation, the Foreign Corrupt Practices Act of 1977, as amended.

“Anti-Terrorism Laws” has the meaning specified in Section 4.01(t).

Schedule 1 to Master Framework Agreement – page 1

“Attributable Debt” means as of the date of determination thereof, without duplication, (i) in connection with a Sale and Leaseback Transaction, the net present value (discounted according to GAAP at the cost of debt implied in the lease) of the obligations of the lessee for rental payments during the then remaining term of any applicable lease, and (ii) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebted ness for tax purposes but is classified as an operating lease in accordance with GAAP.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of a Transaction Period pursuant to this Framework Agreement or any other Transaction Agreement or (y) otherwise, any payment period for Price Differential calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of Price Differential calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed pursuant to Section 4.8(d).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” means Title 11 of the United States Code, as amended, or any successor statute.

“Benchmark” means the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 4.8(a).

“Benchmark Replacement” means with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by Buyer and Seller giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated repurchase facilities and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Agreements.

Schedule 1 to Master Framework Agreement – page 2

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by Buyer and Seller giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated repurchase facilities at such time in the United States.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (A) the date of the public statement or publication of information referenced therein and (B) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

Schedule 1 to Master Framework Agreement – page 3

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Agreement in accordance with Section 4.8 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Agreement in accordance with Section 4.8.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

Schedule 1 to Master Framework Agreement – page 4

“Business Day” means a day of the year on which banks are not required or authorized by law to close in New York, New York and, if the applicable Business Day relates to any determination of SOFR or Term SOFR or any calculations or notices by reference to SOFR, or Term SOFR, shall exclude Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Buyer” has the meaning set forth in the Preamble.

“Buyer Balance” means, as of any time of determination, the excess, if any, of (x) the aggregate Funded Purchase Price funded by Buyer and applied to the Purchase Price under the Master Receivables Financing Agreement over (y) the aggregate Funded Repurchase Price received by Buyer (excluding any such amounts of Funded Repurchase Price attributable to payments of Price Differential) in connection with the outstanding Transaction (if any) and all prior Transactions as of such time of determination, subject to transfer or adjustment in accordance with the terms hereof.

“Buyer Funding Limit” means, (a) with respect to Rabobank on the Effective Date, $200,000,000 and (b) with respect to any Person who becomes a Buyer Funding Party by assignment from an existing Buyer Funding Party, the amount set forth in the related assignment documentation, in either case as such amount may be increased or reduced from time to time pursuant to assignments permitted hereunder.

“Buyer Funding Party” has the meaning set forth in the Preamble.

“Change of Control” means (a) any Originator shall cease to be a Wholly-Owned Subsidiary of Flowers or (b) (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or shall (A) be the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), of 30% or more on a fully diluted basis of the voting and/or economic interest in Flower’s capital stock or other Equity Interests or (B) have obtained the power (whether or not exercised) to elect a majority of Flower’s directors or (ii) the Board of Directors of Flowers shall cease to consist of a majority of Continuing Directors.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning set forth in Section 4.6(a).

“Collection Account” means any of the accounts specified on Schedule 5 hereto (as such Schedule 5 may be updated from time to time with the written consent of Seller and Buyer) and includes any associated Lockbox; provided, Schedule 5 shall be deemed automatically updated without the written consent of Seller or Buyer upon the establishment of each deposit account for each of the New Sales Originators.

Schedule 1 to Master Framework Agreement – page 5

“Collections” means, for any Receivable as of any date, the sum of all amounts, whether in the form of wire transfer, cash, checks, drafts, or other instruments, received by or for the account of any Seller Entity or in a Collection Account in payment of, or applied to, any amount owed by an Obligor on account of such Receivable on or before such date, including (i) all amounts received on account of such Receivable and all other fees and charges, (ii) cash proceeds of Related Security with respect to such Receivable (iii) all amounts deemed to have been received by any Seller Entity as a Collection pursuant to Section 2.03 of the Receivables Distribution Agreement, and (iv) the proceeds of a repurchase paid by an Originator pursuant to Section 2.04 of the Receivables Distribution Agreement.

“Confidential Information” has the meaning set forth in Section 7.20.

“Confirmation” has the meaning set forth in the Master Receivables Financing Agreement.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of the definition of “Business Day,” the definition of “Transaction Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, and other technical, administrative or operational matters) that Buyer decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by Buyer in a manner substantially consistent with market practice (or, if Buyer decides that adoption of any portion of such market practice is not administratively feasible or if Buyer determines) that no market practice for the administration of any such rate exists, in such other manner of administration as Buyer decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Agreements.

Schedule 1 to Master Framework Agreement – page 6

“Contingent Obligation” means, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include (x) endorsements of instruments for deposit or collection or product warranties extended, in each case, in the ordinary course of business and (y) the guarantee by Flowers of any operating lease of any Subsidiary of Flowers. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Continuing Directors” means the directors of Flowers on the Effective Date and each other director if such director’s nomination for election to the board of directors of Flowers is recommended by a majority of the then Continuing Directors or is recommended by a committee of such board of directors a majority of which is composed of the then Continuing Directors.

“Contract” means, with respect to a Receivable, any written agreements, invoices, contracts or understandings between the applicable Originator and an Obligor pursuant to which the Receivable arises or is evidenced and under which the Obligor thereof is obligated to pay the Receivable to the applicable Originator.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise, and the terms “Controlling” and “Controlled” has meanings correlative thereto.

“Control Agreement” means each Existing Control Agreement (as may be terminated or replaced in accordance with Section 5.4(a)(iv)) and any other agreement in form and substance reasonably satisfactory to Buyer with respect to one or more Collection Accounts.

“Credit and Collection Policy” means each of the credit, collection, enforcement and other policies and practices of the Seller Parties relating to Receivables existing on the date hereof, copies of which have previously been delivered to Buyer and each Buyer Funding Party.

Schedule 1 to Master Framework Agreement – page 7

“Defaulted Receivable” means a Receivable (a) as to which the Obligor has suffered an Insolvency Event, (b) which, consistent with the Credit and Collection Policy, would be written off as uncollectible or (c) as to which any payment, or part thereof, becomes unpaid for more than eight (8) weeks past its original invoice date (determined without regard to any modification thereof).

“Diligence Audit” has the meaning specified in Section 5.3.

“Dispute” means any dispute, deduction, claim, offset, defense, counterclaim, or right of set-off, including any dispute relating to goods, purchased or leased equipment, leased real or personal property, or services already paid for.

“Disqualified Preferred Stock” means any Equity Interest that by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for scheduled payments of dividends in cash or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interest that would constitute Disqualified Preferred Stock, in each case, on or prior to the 91st day following the Maturity Date; provided that (i) any Equity Interests that would constitute Disqualified Preferred Stock solely because the holders thereof have the right to require Flowers to repurchase such Disqualified Preferred Stock upon the occurrence of a change of control or asset sale shall not constitute Disqualified Preferred Stock if the terms of such Equity Interests (and all securities into which they are convertible or for which they are exchangeable) provide that Flowers may not repurchase or redeem any such Equity Interests (and all securities into which they are convertible or for which they are exchangeable) pursuant to such provision unless the obligations (other than contingent indemnification claims) of Flowers and its Subsidiaries under the Flowers Credit Agreement are fully satisfied prior thereto or simultaneously therewith and (ii) only the portion of the Equity Interests meeting one of the foregoing clauses (a) through (d) prior to the date that is ninety-one (91) days after the Maturity Date will be deemed to be Disqualified Preferred Stock. Notwithstanding the preceding sentence, (A) if such Equity Interest is issued pursuant to any plan for the benefit of directors, officers, employees, members of management, managers or consultants or by any such plan to such directors, officers, employees, members of management, managers or consultants, in each case in the ordinary course of business of Flowers or any Subsidiary, such Equity Interest shall not constitute Disqualified Preferred Stock solely because it may be required to be repurchased by the issuer thereof in order to satisfy applicable statutory or regulatory obligations, and (B) no Equity Interest held by any future, present or former employee, director, officer, manager, member of management or consultant (or their respective Affiliates or immediate family members) of Flowers (or any Subsidiary) shall be considered Disqualified Preferred Stock because such stock is redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option, stock appreciation right or other stock award agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time.

“Distributor Receivable” mean a Receivable the Obligor of which is a wholesale distributor of an Originator’s goods.

Schedule 1 to Master Framework Agreement – page 8

“Domestic Subsidiary” means each Subsidiary of Flowers that is incorporated under the laws of the United States, any State or territory thereof or the District of Columbia.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” has the meaning set forth in the Preamble.

“Eligibility Criteria” means the criteria set forth in Schedule 3.

“Eligible Receivable” means, for purposes of any Transaction, a Receivable that meets all of the Eligibility Criteria in connection with such Transaction.

“Equity Interest” of any Person means any and all shares, interests, non-contingent rights to purchase, warrants, options, participations or other equivalents of or interest in (however designated) equity of such Person, including, without limitation, any common stock, preferred stock, any limited or general partnership interest and any limited liability company membership interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means each person (as defined in Section 3(9) of ERISA) which together with any Seller Entity or any Subsidiary of a Seller Entity would be deemed to be a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” means any of the following:

(a) Seller shall have failed to pay any Repurchase Price in respect of any Transaction (other than the portion thereof attributable to Price Differential) when and as the same shall become due and payable and such failure shall continue unremedied for a period of one or more Business Days;

Schedule 1 to Master Framework Agreement – page 9

(b) Seller shall have failed to pay any portion of Repurchase Price attributable to Price Differential or any other amounts owing under any Transaction Agreement (other than amounts specified in clause (a) of this definition), in each case, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of two (2) or more Business Days;

(c) Any Seller Entity shall fail to observe or perform any covenant or agreement set forth in Sections 5.3(a), 5.3(m), 5.3(o), 5.3(s), or 5.3(u) of this Framework Agreement.

(d) Any Seller Entity shall fail to observe or perform any covenant, condition or agreement contained in this Framework Agreement or any other Transaction Agreement (excluding any covenants, conditions or agreements specified in clauses (a), (b) or (c) of this definition) and such failure shall continue unremedied for a period of thirty (30) or more days following the earlier of knowledge of by a Responsible Officer or notice to Seller of such failure;

(e) any representation or warranty made or deemed made by or on behalf of any Seller Entity in or in connection with this Framework Agreement or any other Transaction Agreement shall prove to have been incorrect in any material respect when made or deemed made, and such failure to be correct shall continue unremedied for a period of thirty (30) or more days, unless such representation or warranty relates solely to one or more specific Receivables and any Seller Entity makes a deemed collection payment with respect to such Pool Receivable when and to the extent required by the Transaction Agreements;

(f) Buyer shall cease to have a perfected Security Interest in all or any portion of the Collateral granted by Seller Entities pursuant to the Transaction Agreements and such cessation shall have a Material Adverse Effect, except to the extent released in accordance with, or in connection with a disposition permitted under, the Transaction Agreements;

(g) an Insolvency Event shall occur with respect to any Seller Entity;

(h) (i)Flowers or any of its Subsidiaries shall default in any payment of any Indebtedness (other than the Repurchase Prices) beyond the period of grace or cure, if any, provided in the instrument or agreement under which such Indebtedness was created; or (ii) Flowers or any of its Subsidiaries shall default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Repurchase Prices and a default specified under clause (m)) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (after giving effect to any grace or cure period, but determined without regard to whether any notice is required), any such Indebtedness to become due or, in the case of a Permitted Securitization (as defined in the Flowers Credit Agreement), terminating (except voluntary terminations by Flowers or any of its Subsidiaries), prior to its stated maturity;

Schedule 1 to Master Framework Agreement – page 10

or (iii) any Indebtedness (other than the Repurchase Prices) of Flowers or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid (other than (x) by a regularly scheduled required prepayment or (y) as a mandatory prepayment (unless such required prepayment or mandatory prepayment results from a default thereunder or an event of the type that constitutes an Event of Default)) or, in the case of a Permitted Securitization, shall be terminated (except voluntary terminations by Flowers or any of its Subsidiaries), prior to the stated maturity thereof, provided that it shall not be an Event of Default under this clause (h) unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) through (iii), inclusive, is at least $75,000,000 or if any such default shall have been waived in writing by the holder or holders of such Indebtedness;

(i) one or more judgments or decrees shall be entered against Flowers or any other Seller Entity involving in the aggregate for Flowers and the other Seller Entities a liability (not paid or fully covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 60 consecutive days, and the aggregate amount of all such judgments exceeds $75,000,000;

(j) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect or in the imposition of a Lien on any assets of any Seller Entity or ERISA Affiliate under Sections 436(f) or 430(k) of the Code or under Section 4068 of ERISA;

(k) the Master Receivables Financing Agreement or, after the Post-Closing Effective Date, the Control Agreements shall cease to be in full force and effect (except to the extent such agreement is terminated in accordance with its terms), or the validity or enforceability of any thereof shall be disputed by any Seller Entity;

(l) the occurrence of a Change of Control;

(m) the Flowers Credit Agreement Financial Covenant shall at any time be breached; provided, if, after the Effective Date, the Flowers Credit Agreement Financial Covenant (or any of the defined terms used in connection with such covenant) is amended, amended and restated, modified or waived, then the test set forth in this clause (m) or the defined terms used therein, as applicable, shall, for all purposes of this Framework Agreement, automatically and without further action on the part of any Person, be deemed to be also so amended, modified or waived, if at the time of the effectiveness of such amendment, amendment and restatement, modification or waiver, (i) Rabobank (or an Affiliate thereof) is a party to the Flowers Credit Agreement and (ii) Rabobank (or an Affiliate thereof) consented in writing to such amendment, amendment and restatement, modification or waiver under the Flowers Credit Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Originator” has the meaning specified in Section 7.19.

Schedule 1 to Master Framework Agreement – page 11

“Excluded Receivable” means (a) any Distributor Receivable and (b) with respect to any Excluded Originator, any indebtedness of an Obligor to such Excluded Originator otherwise constituting a Receivable that is originated by such Excluded Originator on or after its Exclusion Effective Date.

“Exclusion Effective Date” has the meaning specified in Section 7.19.

“Executive Order” has the meaning specified in Section 5.1.

“Existing Control Agreement” means (a) that certain Restricted Non-Blocked Account Agreement, dated as of July 16, 2013; among Derst Baking Company, LLC, SunTrust Bank (the “SunTrust Depositary Bank”) and Rabobank; (b) that certain Deposit Account Control Agreement, dated as of July 17, 2013, among Flowers Foods Specialty Group, LLC, SunTrust Depositary Bank and Rabobank and (c) that certain Restricted Non-Blocked Account Agreement, dated as of July 16, 2013, among Flowers Bakeries LLC, Flowers Baking Co of New Orleans, LLC, Flowers Baking Co of Thomasville, LLC, Flowers Baking Co of Batesville, LLC, Flowers Baking Co of Denton, LLC, Flowers Baking Co of El Paso, LLC, Flowers Baking Co of Houston, LLC, Flowers Baking Co of San Antonio, LLC, Flowers Baking Co of Tyler, LLC, Flowers Baking Co of Villa Rica, LLC, Holsum Bakery Inc., Bank of America, N.A. and Rabobank as amended by Amendment No. 1 dated October 9, 2018.

“Face Amount” means, with respect to any Receivable at any given time, the gross amount (if any) outstanding in respect of such Receivable at such time.

“Facility Expiration Date” means the Scheduled Facility Expiration Date; provided, that (i) the Facility Expiration Date shall be deemed to have occurred on the first date (if any) upon which an Insolvency Event shall occur with respect to any Seller Entity, (ii) on any Business Day during which an Event of Default has occurred and is continuing, Buyer may deliver a written notice to Seller terminating the Facility Term, in which case the Facility Expiration Date shall be deemed to occur on the date of such delivery and (iii) on any Business Day during the Facility Term, Seller may deliver a written notice to the Buyer terminating the Facility Term effective as of the first Settlement Date to occur that is at least three (3) Business Days following the date of such delivery.

“Facility Term” means the period beginning on the Effective Date and ending on the Facility Expiration Date.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Buyer from three federal funds brokers of recognized standing selected by it.

“Fee Letter” means the fee letter agreement dated as of the date hereof between the Seller and the Buyer.

Schedule 1 to Master Framework Agreement – page 12

“Fiscal Period” means, for each calendar year, the relevant four week period specified on Schedule 6, as such Schedule may be amended from time to time by the Seller, with the consent of the Buyer, which consent shall not be unreasonably withheld, to reflect comparable fiscal periods of the Seller Entities.

“Floor” means 0.00%.

“Flowers Credit Agreement” means the Credit Agreement, dated as of October 24, 2003 and amended and restated as of October 29, 2004, as further amended and restated as of June 6, 2006 and as further amended and restated as of May 20, 2011 and as further amended by First Amendment to Amended and Restated Credit Agreement, dated as of November 16, 2012, Second Amendment to Amended and Restated Credit Agreement, dated as of April 5, 2013, Third Amendment to Amended and Restated Credit Agreement, dated as of February 14, 2014, Fourth Amendment to Amended and Restated Credit Agreement, dated as of April 21, 2015, Fifth Amendment to Amended and Restated Credit Agreement, dated as of April 19, 2016, Sixth Amendment to Amended and Restated Credit Agreement, dated as of November 29, 2017, Seventh Amendment to Amended and Restated Credit Agreement, dated as of July 30, 2021 and as amended by Eighth Amendment to Amended and Restated Credit Agreement, dated as of April 12, 2023, among Flowers, the Lenders party thereto from time to time, Rabobank, Branch Banking and Trust Company and Regions Bank, as co-documentation agents, Bank of America, N.A., as syndication agent, and Deutsche Bank AG New York Branch, as administrative agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Flowers Credit Agreement Financial Covenant” means the financial covenants set forth in Sections 10.07 and 10.08 of the Flowers Credit Agreement as in effect on the Effective Date and without giving effect to any amendment, restatement, supplement, modification, waiver or termination thereof (unless otherwise agreed to in writing by the Required Buyer Funding Parties in their sole discretion), i.e., the covenants that the “Consolidated Interest Coverage Ratio” on the last day of any fiscal quarter of Flowers may not be less than 4.50 to 1.00 and that the “Leverage Ratio” on the last day of any fiscal quarter of Flowers may not be greater than 3.75 to 1.00 (or, in certain circumstances set forth in the Flowers Credit Agreement, greater than 4.00 to 1.00).

“Foreign Official” has the meaning set forth in Section 5.1(p).

“Foreign Subsidiary” means, as to any Person, each Subsidiary of such Person which is not a Domestic Subsidiary.

“Framework Agreement” has the meaning set forth in the Preamble.

“Funded Purchase Price” means, with respect to any Transaction entered into (or proposed to be entered into) on any Purchase Date, the excess of (a) the Purchase Price for such Transaction over (b) the amount of Repurchase Price under any Transaction whose Repurchase Date coincides with such Purchase Date which is netted against such Purchase Price in accordance with Paragraph 12 of the Master Receivables Financing Agreement (any such netting being subject to Paragraph 12 of Annex I to the Master Receivables Financing Agreement).

Schedule 1 to Master Framework Agreement – page 13

“Funded Repurchase Price” means, with respect to any Transaction expiring on any Repurchase Date, the excess of (a) the Repurchase Price for such Transaction over (b) the amount of any Purchase Price under any other Transaction whose Purchase Date coincides with such Repurchase Date which is netted against such Repurchase Price in accordance with Paragraph 12 of the Master Receivables Financing Agreement (any such netting being subject to Paragraph 12 of Annex I to the Master Receivables Financing Agreement).

“Funding Conditions” has the meaning set forth in Section 4.3(a).

“Funding Limit” means $200,000,000.

“Funding Percentage” means, with respect to any Buyer Funding Party, its Buyer Funding Limit as a percentage of the Funding Limit.

“GAAP” means generally accepted accounting principles as applied in the United States as in effect from time to time.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, stock exchange, regulatory body, securities commission, bureau, board, court, central bank, Person or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Indebtedness” means, with respect to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person; provided that, if such Person has not assumed such obligations, then the amount of Indebtedness of such Person for purposes of this clause (iii) shall be equal to the lesser of the aggregate unpaid amount of such Indebtedness and the fair market value of the assets of such Person which secure such Indebtedness, (iv) the

Schedule 1 to Master Framework Agreement – page 14

aggregate amount required to be capitalized under leases under which such Person is the lessee, (v) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person in respect of Indebtedness of another Person, (vii) all obligations under any Interest Rate Protection Agreement, Other Hedging Agreement or under any similar type of agreement, (viii) all Attributable Debt of such Person, (ix) the amount of any Permitted Repurchase Facilities and Permitted Securitizations of such Person, and (x) the greater of the aggregate liquidation value or the maximum fixed repurchase price of all Disqualified Preferred Stock, provided that, notwithstanding the foregoing, (x) Indebtedness outstanding (a) pursuant to trade payables and accrued expenses incurred in the ordinary course of business and earn outs and other similar contingent payments, and (b) under leases shall continue to be classified and accounted for on a basis consistent with that reflected in the audited financial statements of Flowers delivered pursuant to Section 5.1(j) for all purposes notwithstanding any change in GAAP relating thereto and (y) liabilities presented on the balance sheet of Flowers or any Subsidiary shall not constitute Indebtedness to the extent attributable to, or arising because of, a VIE Transaction not prohibited hereunder.

“Indemnified Parties” means the Buyer, the Buyer Funding Parties and their respective Affiliates and successors and assigns and their respective officers, directors, managers, managing members, partners, employees, agents, advisors and representatives.

“Insolvency Event” means, with respect to any Person, the filing by such Person of a notice of intention to make a proposal under applicable insolvency legislation to some or all of its creditors; or the commencement or filing of a petition, notice or application by or against such Person of any proceedings to adjudicate it a bankrupt or insolvent or seeking liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law of any jurisdiction relating to the dissolution, liquidation or winding-up, bankruptcy, insolvency, reorganization of insolvent debtors, arrangement of insolvent debtors, readjustment of debt or moratorium of debts, or to obtain an order for relief by the appointment of a receiver, receiver manager, administrator, inspector, liquidator or trustee or other similar official for it or for any substantial part of its property and, if any such proceeding has been instituted against such Person, either (i) such proceeding has not been stayed or dismissed within 60 days or any of the actions sought in such proceeding (including the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official) are granted in whole or in part; or (ii) such Person has authorized, consented to, approved of or acquiesced in, or such Person has performed any act, or omitted to perform any act, that authorizes or indicates its consent to, approval of or acquiescence in, any such proceeding.

“Interest Rate Protection Agreement” means any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement.

“Joinder Agreement” means a joinder agreement in the form of Exhibit B hereto.

Schedule 1 to Master Framework Agreement – page 15

“Law” means, in respect of any Person, all provisions of constitutions, statutes, rules, regulations, and orders of Governmental Authorities applicable to such Person, and all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.

“Lien” means any mortgage, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), preference, priority or other security arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

“Lockbox” means a post office box or other mailing location maintained by a Lockbox Bank pursuant to a Lockbox Agreement for the purpose of receiving payments made by the Obligors for subsequent deposit into a Collection Account.

“Lockbox Agreement” means the agreement, if any, that governs the operation of a Lockbox which is in compliance with this agreement and which is in form and substance reasonably satisfactory to the Buyer.

“Lockbox Bank” means one or more banks as to which the Buyer and the Seller may agree upon from time to time.

“Market Value” means, with respect to any Eligible Receivable as of any date of determination, the product of (x) the Face Amount of such Eligible Receivable as of such date of determination multiplied by (y) ninety percent (90%).

“Master Receivables Financing Agreement” means that certain 1996 SIFMA Master Repurchase Agreement dated as of the Effective Date, between Seller and Buyer, including Annex I thereto (and as amended thereby).

“Material Adverse Effect” means (a) a material adverse effect on (i) the business, assets, operations or financial condition of the Seller Entities considered as a consolidated group, (ii) the ability of any Seller Entity to perform its obligations under this Framework Agreement or any other Transaction Agreement to which it is a party, (iii) the validity, enforceability or collectability of this Framework Agreement or any other Transaction Agreement or the validity, enforceability or collectability of a material portion of the Receivables or other Collateral taken as a whole, (iv) the rights and remedies of the Buyer under this Agreement or any other Transaction Agreement or (v) the status, existence, perfection, priority or enforceability of the Buyer’s interest in the Collateral, or (b) any event or condition which constitutes an Event of Default or results in the imposition of any Lien (other than the Lien in favor of the Buyer pursuant hereto or Permitted Liens) on 1.00% or more of the aggregate Face Amount of the Eligible Receivables.

“Maturity Date” means the “Maturity Date” set forth in the Flowers Credit Agreement.

Schedule 1 to Master Framework Agreement – page 16

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) any Seller Entity or any Subsidiary of a Seller Entity or an ERISA Affiliate and each such plan for the five year period immediately following the latest date on which any Seller Entity, any Subsidiary of a Seller Entity or any ERISA Affiliates maintained, contributed to or had an obligation to contribute to such plan.

“New Sales Originators” means Flowers Bakeries Sales of Alabama, LLC, an Alabama limited liability company, Flowers Bakeries Sales of Desert Southwest, LLC, an Arizona limited liability company, Flowers Bakeries Sales of Florida, LLC, a Florida limited liability company, Flowers Bakeries Sales of Georgia, LLC, a Georgia limited liability company, Flowers Bakeries Sales of Louisiana, LLC, a Louisiana limited liability company, Flowers Bakeries Sales of Mid Atlantic, LLC, a North Carolina limited liability company, Flowers Bakeries Sales of Midwest, LLC, an Ohio limited liability company, Flowers Bakeries Sales of NE Metro North, LLC, a New Jersey limited liability company, Flowers Bakeries Sales of NE Metro South, LLC, a Pennsylvania limited liability company, Flowers Bakeries Sales of New England, LLC, a Maine limited liability company, Flowers Bakeries Sales of NorCal, LLC, a California limited liability company, Flowers Bakeries Sales of North Texas, LLC, a Texas limited liability company, Flowers Bakeries Sales of SoCal, LLC, a Nevada limited liability company, Flowers Bakeries Sales of South Texas, LLC, a Texas limited liability company, Flowers Bakeries Sales of Tennessee, LLC, a Tennessee limited liability company, Flowers Bakeries Sales of Utah, LLC, a Utah limited liability company and Tasty Baking Sales, LLC, a Pennsylvania limited liability company.

“Obligor” means with respect to any Receivable, the Person or Persons obligated to make payments with respect to such Receivable.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Organizational Documents” means a Party’s articles or certificate of incorporation or formation and its by-laws, operating agreement or similar governing instruments required by the laws of its jurisdiction of formation or organization.

“Originator” has the meaning set forth in the Preamble.

“Other Hedging Agreements” means any foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency or commodity values.

“Party” and “Parties” have the meaning set forth in the Preamble.

“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“Permitted Holders” means the descendants of William H. Flowers, Sr. and members of their immediate families.

Schedule 1 to Master Framework Agreement – page 17

“Permitted Liens” means (a) any Security Interest in the Collateral granted by a Seller in favor of Buyer under any Transaction Agreement, (b) any inchoate liens for current Taxes not yet due and payable or for which the validity or amount thereof is being contested in good faith by appropriate proceedings and as to which adequate reserves are set aside in accordance with GAAP, but only so long as foreclosure with respect to such lien is not imminent and the use and value of the property to which the liens attach are not impaired during the pendency of such proceedings and (c) bankers’ liens, rights of setoff and other similar liens existing solely with respect to cash or instruments on deposit in a Collection Account.

“Permitted Repurchase Facility” has the meaning set forth in the Flowers Credit Agreement.

“Permitted Securitization” has the meaning set forth in the Flowers Credit Agreement.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association, or other entity.

“Plan” means any single-employer plan, as defined in Section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of), any Seller Entity or any Subsidiary of a Seller Entity or an ERISA Affiliate and each such plan for the five year period immediately following the latest date on which any Seller Entity, any Subsidiary of a Seller Entity or an ERISA Affiliate maintained, contributed or had an obligation to contribute to such plan.

“Portfolio Report” means a report updated and delivered on the date that is two (2) Business Days prior to any proposed Purchase Date for such proposed Transaction with respect to the Receivables in substantially the form attached hereto as Schedule 4.

“Post-Closing Effective Date” means the date occurring one-hundred and twenty (120) days following the Effective Date (or such later date, if any, consented to in writing by the Required Buyer Funding Parties in their sole discretion).

“Potential Event of Default” means the occurrence of any event that, with the giving of notice or lapse of time, would become an Event of Default.

“Price Differential” has the meaning set forth in the Master Receivables Financing Agreement.

“Pricing Rate” has the meaning set forth in the Master Receivables Financing Agreement.

“Pricing Schedule” has the meaning set forth in the Master Receivables Financing Agreement.

“Purchase Date” has the meaning set forth in the Master Receivables Financing Agreement.

“Purchase Price” has the meaning set forth in the Master Receivables Financing Agreement.

Schedule 1 to Master Framework Agreement – page 18

“Purchased Securities” has the meaning set forth in the Master Receivables Financing Agreement.

“Rabobank” has the meaning set forth in the Preamble.

“Receivable” means, collectively, all indebtedness owed to the applicable Originator by any Obligor (without giving effect to any purchase or distribution under the Receivables Distribution Agreement or any other Transaction Agreement), whether or not constituting an account, a payment intangible or a general intangible and whether or not evidenced by chattel paper or an instrument, whether now existing or hereafter arising and wherever located, arising in connection with the sale of goods by the applicable Originator to an Obligor under an invoice between the applicable Originator and such Obligor, all monies due or to become due under such indebtedness, and including the right to payment of any other obligations of such Obligor with respect thereto. Notwithstanding the foregoing, the term “Receivable” shall not include Excluded Receivables.

“Receivables Distribution Agreement” means the Receivables Sale and Distribution Agreement dated as of the date hereof among the Seller and the Originators from time to time party thereto.

“Records” means correspondence, memoranda, computer programs, tapes, discs, papers, books or other documents or transcribed information of any type whether expressed in ordinary or machine readable language.

“Related Contract Rights” means, in relation to any Receivable, any rights of Originator under or relating to the Contract to the extent necessary to enforce collection of the Receivable.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, sub-agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Related Security” means, with respect to any Receivable:

(a) all of the applicable Originator’s interest, if any, in the goods (including returned goods), the sale of which by the applicable Originator gave rise to such Receivable;

(b) all other security interests or Liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, together with all financing statements signed or authorized by an Obligor describing any collateral securing such Receivable;

(c) all guarantees, indemnities, letters of credit, letter of credit rights, insurance or other agreements or arrangements of any kind from time to time supporting or securing payment of such Receivable;

(d) all Records relating to, and all service contracts and any other contracts associated with, such Receivable; and

(e) all proceeds of the foregoing.

Schedule 1 to Master Framework Agreement – page 19

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Repurchase Date” has the meaning set forth in the Master Receivables Financing Agreement.

“Repurchase Price” has the meaning set forth in the Master Receivables Financing Agreement.

“Required Buyer Funding Parties” means Buyer Funding Parties holding Funding Percentages aggregating more than 50%.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, as to any Person, the Chairman, Chief Executive Officer, President, Chief Financial Officer, Treasurer, Controller or an Executive or Senior Vice President of such Person.

“Return” means any federal, state, foreign and other material return, statement, form or report for Taxes required to be filed with any Governmental Authority.

“Sale and Leaseback Transaction” means any arrangement, directly or indirectly, whereby a Seller Entity or transferor shall sell or otherwise transfer any real or personal property and then or thereafter lease, or repurchase under an extended purchase contract, conditional sales or other title retention agreement, the same or similar property.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions.

“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated or blocked Persons maintained by OFAC, the U.S. Department of State, or by the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom, (b) any Person organized or resident in a Sanctioned Country if doing business with such Person would be in violation of any applicable Sanctions law required to be observed or (c) any Person owned or controlled by any such Person referred to in preceding clauses (a) or (b).

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom.

“Scheduled Facility Expiration Date” means April 14, 2025.

Schedule 1 to Master Framework Agreement – page 20

“Secured Obligations” means (a) all of the payment obligations of the Originators and the Seller to Buyer, Buyer Funding Parties and any Indemnified Party under the Transaction Agreements, including obligations to pay any Repurchase Price, Price Differential, fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and (b) all other obligations of Originators and Seller required to be performed under or pursuant to the Transaction Agreements.

“Security Interest” means any pledge, charge, lien, assignment by way of security, retention of title and any other encumbrance or security interest whatsoever created or arising under any relevant Law, as well as any other agreement or arrangement having the effect of or performing the economic function of the same.

“Seller” has the meaning set forth in the Preamble.

“Seller Entity” means each of the Originators and the Seller.

“Settlement Date” means, with respect to each Fiscal Period, the 17th day following the last day of such Fiscal Period (or, if such day is not a Business Day, the next succeeding Business Day)

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Solvent” means, with respect to any Person at any time, that (a) the fair value of the property of such Person is greater than the total amount of liabilities (including without limitation contingent liabilities) of such Person, (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in a business and is not about to engage in a business for which such Person’s property would constitute an unreasonably small capital.

“Specified Event of Default” means the any of the following:

(a) an Event of Default of the kind specified in clause (a) or (b) of the definition thereof shall have occurred and be continuing; or

(b) an Insolvency Event shall occur with respect to any Seller Entity.

Schedule 1 to Master Framework Agreement – page 21

“Subsidiary” means, as to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation has or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (b) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% Equity Interest at the time.

“Taxes” means all taxes, assessments, charges, duties, fees, levies or other governmental charges imposed by any Governmental Authority, including, without limitation, all federal, state, local, foreign and other income, franchise, profits, capital gains, capital stock, transfer, sales, use, occupation, property, excise, severance, windfall profits, stamp, license, payroll, withholding and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest and shall include any liability for such amounts as a result either of being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any person or other entity.

“Term SOFR” means, with respect to any Transaction Period, the Term SOFR Reference Rate for a tenor comparable to the applicable Transaction Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Transaction Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Buyer in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Transaction” has the meaning set forth in the Master Receivables Financing Agreement.

“Transaction Agreements” has the meaning set forth in Section 2.1.

“Transaction Notice” has the meaning set forth in Section 4.1.

“UCC” means, with respect to any United States or foreign jurisdiction, the Uniform Commercial Code or any comparable law in effect in such jurisdiction.

Schedule 1 to Master Framework Agreement – page 22

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unused Fee” has the meaning specified in Section 3.2.

“Unused Fee Rate” has the meaning specified in the Fee Letter.

“Upfront Fee” has the meaning specified in Section 4.7.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“VIE Transaction” means a transaction between Flowers or any Subsidiary and a Person where such Person is, because of the nature of such transaction and the relationship of the parties, a variable interest entity under FIN 46(r).

“Wholly-Owned Subsidiary” means, means, as to any Person, (a) any corporation 100% of whose capital stock (other than director’s qualifying shares and shares of a Foreign Subsidiary required to be held by a citizen or resident of the jurisdiction of organization thereof) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (b) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% Equity Interest at such time.

“Write-down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Schedule 1 to Master Framework Agreement – page 23

SCHEDULE 2

BANK ACCOUNTS

Schedule 2 to Master Framework Agreement

SCHEDULE 3

ELIGIBILITY CRITERIA

In order for a Receivable to meet the Eligibility Criteria in connection with any Transaction, it must satisfy all of the following:

(1)
such Receivable which was originated by the related Originator in the ordinary course of its business;
(2)
reserved;
(3)
such Receivable does not constitute sales or other taxes, finance charges, service charges or similar charges (it being understood that only the portion of a Receivable so constituted shall not be eligible);
(4)
(i) such Receivable arises from a sale of goods or services that have been provided or performed by the related Originator in the ordinary course of business; (ii) as to which the related Originator has satisfied and fully performed all obligations required to be fulfilled by it (other than customary warranty obligations); and (iii) such Receivable does not arise under a Contract that provides for any obligations of the related Originator after the creation of such Receivable, and no further action is required to be performed by any Person with respect such Receivable other than payment thereon by the related Obligor;
(5)
such Receivable was originated in all material respects in accordance with the Credit and Collection Policy, and which has otherwise been underwritten in all material respects in accordance with the Credit and Collection Policy, and has terms which have not been impaired, waived, altered, extended, rewritten, renegotiated or otherwise modified since its origination in any material respect;
(6)
the Obligor of which is not a natural person;
(7)
such Receivable is denominated and payable only in Dollars in the United States and the related Contract is governed by the laws of the United States;
(8)
reserved;
(9)
such Receivable is not a Defaulted Receivable;
(10)
the Obligor of which is Solvent and not subject to an Insolvency Event;
(11)
the transfer, sale or assignment of such Receivable does not contravene any applicable Laws and is otherwise fully assignable by the related Originator to the Buyer (either under terms of the related Contract or by virtue of provisions of the UCC or other applicable law that render anti-assignment clauses ineffective), in each case (i) without the requirement of any notice to or consent of the Obligor or (ii) with notice to or the consent of the related Obligor and such notice has been given or consent obtained (in each case in written form) with respect to the assignments contemplated in the Transaction Agreements;

Schedule 3 to Master Framework Agreement

(12)
such Receivable does not contain any provision that restricts the ability of the Buyer to exercise its rights under this Framework Agreement or the other Transaction Agreements;
(13)
such Receivable was not originated on a “billed but not shipped”, “bill and hold”, “guaranteed sale”, “sale and return”, “sale on approval”, “progress billed”, “consignment” or similar basis;
(14)
such Receivable, together with any Contract related thereto, constitutes a legal, valid and binding obligation of the related Obligor, enforceable in accordance with its terms;
(15)
such Receivable is not subject to any litigation, Dispute, counterclaim or other defenses;
(16)
as to which neither the related Obligor nor any Affiliated Obligor is permitted to or has asserted any rights of setoff;
(17)
such Receivable, together with any Contract related thereto, does not contravene in any material respect any Laws (including Laws relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which neither the related Originator nor the Obligor is in violation of any such Law in any material respect, in each case, which in any way renders unenforceable or would otherwise impair in any material respect the collectability of such Receivable;
(18)
such Receivable is owned by the related Originator free and clear of all Liens (other than Permitted Liens);
(19)
such Receivable has been sold or distributed by an Originator to the Seller, directly or indirectly through another Originator, pursuant to the Receivables Distribution Agreement;
(20)
the related Obligor is not an Affiliate of any Seller Entity;
(21)
such Receivable constitutes an “account” or a “payment intangible” as defined in the New York UCC, and which is not evidenced by an instrument or chattel paper (as defined in the New York UCC); and
(22)
the related Obligor (i) is not a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/index.shtml or as otherwise published from time to time; (ii) is not (A) an agency of the government of a country, (B) an organization controlled by a country, or (C) a person resident in a country that is subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/index.shtml, or as otherwise published from time to time, as such program may be applicable to such agency, organization or person; and (iii) to the best of the knowledge of the applicable Originator, does not derive any of its assets or operating income from investments in or transactions with any such country, agency, organization or person; and none of the proceeds from any sales hereunder will be used by the Seller Entities to finance any operations, investments or activities in, or make any payments to, any such country, agency, organization, or person.

Schedule 3 to Master Framework Agreement

SCHEDULE 4

FORM OF PORTFOLIO REPORT

(Attached.)

Schedule 4 to Master Framework Agreement

SCHEDULE 5

COLLECTION ACCOUNTS

Schedule 5 to Master Framework Agreement

SCHEDULE 6

FISCAL PERIODS

(See attached.)

Schedule 6 to Master Framework Agreement

Exhibit A

Form of Transaction Notice

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as Buyer

[Names of any other Buyer Funding Parties]

RE: Transaction under the Framework Agreement and the Master Receivables Financing Agreement

Ladies and Gentlemen:

This Transaction Notice is delivered to you pursuant to Section 4.1(a) of the Master Framework Agreement, dated as of April 14, 2023 (the “Framework Agreement”), by and among Flowers Foods, Inc., a Delaware corporation (“Seller”), the subsidiaries of Flowers party thereto as Originators, the “Buyer Funding Parties” party thereto and Coöperatieve Rabobank U.A., as buyer (“Buyer”), relating to receivables financing transactions to be entered into pursuant to the terms of the 1996 SIFMA Master Repurchase Agreement, dated as of April 14, 2023, including Annex I thereto (the “Master Receivables Financing Agreement”) by and among Seller and Buyer. Capitalized terms used but not defined herein have the meanings set forth in the Framework Agreement, or if not defined therein, in the Master Receivables Financing Agreement.

Seller hereby requests, in accordance with the terms of the Framework Agreement, a Transaction under the Master Receivables Financing Agreement. The relevant terms of such Transaction are as follows:

1.
The proposed Purchase Date for such Transaction is [].
2.
The proposed Repurchase Date for such Transaction is [].
3.
The Purchase Price for such Transaction is $[].
4.
The aggregate Face Amount of the Eligible Receivables included as Purchased Securities in the proposed Transaction (as set forth on the attached Portfolio Report) is $[], which represents []% of the requested Purchase Price.
5.
The proposed Funded Purchase Price for such Transaction is $[].
6.
The proposed Funded Repurchase Price for such Transaction is $[], of which $[] consists of Price Differential that will be payable by Seller in respect of the outstanding Transaction (if any) that expires on the proposed Purchase Date for the requested Transaction.

Exhibit A to Master Framework Agreement – page 1

Included herewith are a completed draft Confirmation and proposed Portfolio Report setting forth information with respect to the proposed Eligible Receivables to be included in the Transaction as the Purchased Securities for such Transaction. Seller hereby certifies that the information set forth on such Portfolio Report is true and correct in all material respects, and that all Funding Conditions set forth in Section 4.3 of the Framework Agreement have been (or will be) satisfied as of the proposed Purchase Date.

FLOWERS FOODS, INC.

By:
Name:
Title:

Exhibit A to Master Framework Agreement – page 2

FORM OF CONFIRMATION

Dated:	[Date]
To:	Flowers Foods, Inc., as Seller (“Counterparty”)
[_____]
[_____]
[_____]
Attention:	Documentation
Email: [ ]
From:	Coöperatieve Rabobank U.A., New York Branch (“Rabobank”)
Tel: Fax:
Re:	Confirmation of a Repurchase Transaction

Dear Flowers Foods, Inc.:

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the above referenced transaction entered into between Counterparty and Rabobank on the Purchase Date specified below (the “Transaction”)

This Confirmation constitutes a “Confirmation” as referred to in the Master Receivables Financing Agreement specified below. The definitions and provisions contained in the Master Receivables Financing Agreement are incorporated into this Confirmation. Subject to the proviso to the definition of Repurchase Price set forth in the Master Receivables Financing Agreement, in the event of any inconsistency between the Master Receivables Financing Agreement and this Confirmation, this Confirmation will govern.

1.
This Confirmation supplements, forms part of, and is subject to, the 1996 SIFMA Master Repurchase Agreement, dated as of April 14, 2023, including Annex I thereto and as amended thereby (as further amended and supplemented from time to time, the “Master Receivables Financing Agreement”), among Counterparty and Rabobank. All provisions contained in the Master Receivables Financing Agreement govern this Confirmation except as expressly modified below. Except for the information on the attached Pricing Schedule expressly incorporated below, all other information on such Pricing Schedule shall be disregarded.

The terms of the particular Transaction to which this Confirmation relates are as follows:

Exhibit A to Master Framework Agreement – page 3

2.
General Terms:

Purchase Date:	[Date]
Purchase Price:	$[ ]
Buyer:	Rabobank
Seller:	Counterparty
Purchased Securities:	Set forth on attached Portfolio Report.
Pricing Rate:

The rate set forth on the attached Pricing Schedule under the heading “All-in Rate” that appears in the row immediately above the reference to “Global Projected Interest” or “Projected Global Interest”, as the case may be

Repurchase Date:	[Date]
Repurchase Price:	The sum of (x) the Purchase Price plus (y) the Price Differential
Price Differential	The amount set forth on the attached Pricing Schedule as the “Global Projected Interest” or “Projected Global Interest”, as the case may be, on the date that is the Repurchase Date

3.
Governing law: Unless otherwise provided in the Master Receivables Financing Agreement (in which case the law so specified shall govern), this Confirmation shall be governed by and construed in accordance with the laws as specified in the Master Receivables Financing Agreement.

[Remainder of page intentionally left blank]

Exhibit A to Master Framework Agreement – page 4

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us by electronic mail.

Very truly yours,

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH

By:
Name:
Title:

By:
Name:
Title:

Confirmed as of the date first above written:

FLOWERS FOODS, INC.

By:
Name:
Title:

Exhibit A to Master Framework Agreement – page 5

Exhibit B

Form of Joinder Agreement

1.
THIS JOINDER AGREEMENT is executed and delivered by __________________a ____________________ (“New Originator”) in favor of Coöperatieve Rabobank U.A., New York Branch, as Buyer (the “Buyer”), with respect to (1) that certain Master Framework Agreement, dated as of April 14, 2023 (as amended, supplemented or otherwise modified and in effect from time to time, the “Master Framework Agreement”), among the parties named as Originators therein (each a “Originator” and, collectively, the “Originators”), Flowers Foods, Inc. (“Flowers”), as Seller (in such capacity, the “Seller”), the “Buyer Funding Parties” party thereto and the Buyer and (2) that certain Receivables Sale and Distribution Agreement, dated as of April 14, 2023 (as amended, supplemented or otherwise modified and in effect from time to time, the “Receivables Distribution Agreement”), between the Originators as sellers and Flowers as buyer. Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Master Framework Agreement.
2.
Subject to receipt of counterparts hereof signed by the Buyer, by its signature below, New Originator hereby absolutely and unconditionally agrees that it shall be bound by all of the terms, conditions and provisions of, and shall become a party to (as if it were an original signatory to) (a) the Master Framework Agreement as an Originator thereunder and (b) the Receivables Distribution Agreement as a “[Primary] [Secondary] [Tertiary] [Quaternary] Originator” thereunder.
3.
From and after the date the Buyer consents hereto (the “Effective Date”), the New Originator shall be an Originator for all purposes of the Master Framework Agreement and a “[Primary] [Secondary] [Tertiary] [Quaternary] Originator” for all purposes of the Receivables Distribution Agreement. New Originator hereby acknowledges that it has received copies of the Master Framework Agreement, the Receivables Distribution Agreement and the other Transaction Agreements.
4.
Schedule 5 to the Existing Master Framework Agreement is hereby supplemented by adding the information with respect to the New Originator set forth on Schedule 5 hereto. After giving effect to the supplemental information embodied therein, each of the representations and warranties contained in Section 5 of the Master Framework Agreement will be true and correct in all material respects as to New Originator as of the date hereof, with the same effect as though made on such date, except to the extent such representation or warranty expressly relates only to a prior date (in which case such representation and warranty shall be true and correct as of such prior date).
5.
Delivered herewith are each of the documents, certificates and opinions required to be delivered by New Originator pursuant to Section 7.18 of the Master Framework Agreement.

B-1

6.
Please acknowledge your consent to New Originator’s joinder to the Master Framework Agreement and Receivables Distribution Agreement by signing the enclosed copy hereof in the space provided below.

IN WITNESS WHEREOF, New Originator has executed this Joinder Agreement as of the _____ day of _____________.

[NAME OF NEW ORIGINATOR]

By:
Title:

Each of the undersigned hereby consents
to New Originator’s joinder in the Master Framework Agreement and
Receivables Distribution Agreement:

COOPERATIEVE RABOBANK U.A., NEW YORK BRANCH

By:
Name:
Title:

By:
Name:
Title:

FLOWERS FOODS, INC.

By:
Name:
Title:

B-2

SCHEDULE 5
to Joinder Agreement

New Originator -- Collection Accounts

	DEPOSITOR	NAME OF DEPOSITORY INSTITUTION	DEPOSITORY ADDRESS	CONTACT PERSON	ACCOUNT NUMBER(S)	ACCOUNT TYPE
1.
2.
3.
4.
5.